Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276209

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED OCTOBER 28, 2024

(To Prospectus dated February 2, 2024)

    Common Shares

    Pre-funded Warrants to Purchase Common Shares

    Common Shares Underlying Such Pre-funded Warrants

GreenPower Motor Company Inc.

We are offering    common shares of GreenPower Motor Company Inc. at an offering price of US$    per share, pursuant to this prospectus supplement and the accompanying prospectus.

We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase common shares (the "Pre-Funded Warrants"), in lieu of common shares. The purchase price of each Pre-Funded Warrant is equal to the price per common share being sold to the public in this offering, minus $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of common shares that we are offering will be decreased on a one-for-one basis.

Our common shares are listed for trading on the Nasdaq Capital Market under the symbol "GP" and the TSX Venture Exchange in Canada under the symbol "GPV". There is no established trading market for the Pre-Funded Warrants and we do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

As of October 25, 2024, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately US$32.4 million based on 26,491,162  common shares outstanding, of which 6,591,302 shares were held by affiliates as of such date, and a price of US$1.63 per share, which was the highest reported closing sale price of our common shares on the Nasdaq in the 60 days prior to such date. Accordingly, we are subject to the limitations set forth in General Instruction I.B.5 of Form F-3. During the 12-month period prior to and including the date of this prospectus supplement, we have offered or sold US$4,892,250 of securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on the registration statement to which this prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below US$75 million. As a result, we may sell up to US$5,920,007 of our common shares hereunder as of October 25, 2024.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading "Risk Factors" beginning on page S-9 of this prospectus supplement, the accompanying prospectus, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and the accompanying prospectus have not been filed to qualify, and will not qualify, any distribution of these securities in any province or territory of Canada.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	US$	US$	US$
Underwriting discount and commissions (1)	US$	US$	US$
Proceeds to us, before expenses	US$	US$	US$

(1) See "Underwriting" for additional information regarding underwriter compensation.

We have granted a 45-day option to the representatives of the underwriters to purchase up to     additional common shares and/or Pre-Funded Warrants or any combination thereof, solely to cover over-allotments, if any.

The underwriters expect to deliver the securities to purchasers on or about October        , 2024.

ThinkEquity

The date of this prospectus supplement is October        , 2024

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. This prospectus supplement is deemed to be incorporated by reference into the prospectus solely for purposes of this offering.

Owning securities may subject you to tax consequences in the U.S. and/or Canada. This prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. You should read the tax discussion in this prospectus supplement and the accompanying prospectus and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or in the accompanying prospectus or in any free writing prospectus that we have prepared. We have not authorized, and the underwriters  have not authorized, anyone to provide you with information in addition to or different from that contained in this prospectus supplement, the prospectus or in any free writing prospectus that we have prepared. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and in any applicable free writing prospectus is accurate only as of the date on the front cover of this prospectus supplement, the prospectus or any applicable free writing prospectus, as applicable, and the information incorporated by reference into this prospectus supplement, the prospectus or any applicable free writing prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the prospectus and the information incorporated by reference herein and therein.

The registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus supplement. You can find the registration statement at the U.S. Securities and Exchange Commission's (the "SEC") website or at the SEC office mentioned under the heading "Where You Can Find More Information."

Financial statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which we refer to as IFRS, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Unless otherwise noted or the context otherwise indicates, the terms "us," "we," "our," "GreenPower" and the "Company" refer to GreenPower Motor Company Inc. and its subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein and any applicable free writing prospectus, are the property of their respective owners. Use or display by us of other parties' trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus supplement and the accompanying prospectus are references to U.S. dollars. References to "$," "US$" or "USD$" are to U.S. dollars and references to "CDN$" or "C$" are to Canadian dollars.

Prospectus Supplement Summary

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.

Our Business

We design, build and distribute a full suite of high-floor and low-floor all-electric medium and heavy-duty vehicles, including transit buses, school buses, shuttles, a cargo van and a cab and chassis. We employ a clean-sheet design to manufacture all-electric buses that are purpose built to be battery powered with zero emissions while integrating global suppliers for key components. This original equipment manufacturer ("OEM") platform allows us to meet the specifications of various operators while providing standard parts for ease of maintenance and accessibility for warranty requirements. GreenPower was founded in Vancouver, Canada and operates in the United States out of facilities in southern California and West Virginia.

We believe our battery-electric commercial vehicles offer fleet operators significant benefits, which include:

• low total cost-of-ownership vs. conventional gas or diesel-powered vehicles;

• lower maintenance costs;

• reduced fuel expenses;

• satisfaction of government mandates to move to zero-emission vehicles; and

• decreased vehicle emissions and reduction in carbon footprint.

We currently sell and lease our vehicles to customers directly and through a network of dealers in different regions of the United States, and directly to customers in Canada. Our all-electric zero-emission vehicles are eligible for various funding programs, vouchers and incentives, including:

• the California Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project ("HVIP") Program;

• the California Zero Emission School Bus Initiative ("ZESBI") Program;

• the CleanBC Go Electric Rebates Program;

• the Transport Canada iMHZEV Program;

• the New York State Voucher Program;

• the New Jersey Zero Emission Program;

• the EPA's Clean School Bus Program;

• the VW Mitigation Trust Fund;

• CARES ACT United States federal funding; and

• California Air Quality Management District funding.

Corporate Information

We are a corporation incorporated under the Business Corporations Act (British Columbia) in British Columbia, Canada under the name "GreenPower Motor Company Inc." with an authorized share structure of unlimited number of common shares without par value and unlimited number of preferred shares without par value.

Our principal executive offices are located at Suite 240 - 209 Carrall Street, Vancouver, British Columbia V6J 2B2, Canada and our telephone number is (604) 563-4144.

Our registered and records office is located at 800 - 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada and its telephone number is (604) 687-5700. Our agent for service in the United States is GKL Corporate/Search, Inc., located at One Capitol Mall, Suite 660, Sacramento, California 95814 and its telephone number is (800) 446-5455.

Our corporate website is www.greenpowermotor.com. Information contained on our corporate website or that can be accessed through our corporate website is not incorporated by reference into this prospectus supplement and the accompanying prospectus.

Recent Developments

In February 2024, we entered into a $5,000,000 revolving loan facility from Export Development Canada ("EDC"). The loan is being used to finance working capital investments to deliver all-electric vehicles to customers under purchase orders approved by EDC. The loan allows advances over a 24-month period, has a term of 36 months, and bears interest at a floating rate of US Prime + 5% per annum. The Company has granted EDC a first and second ranking security interest over property of the Company and certain subsidiaries, and the Company and certain subsidiaries have provided guarantees to EDC.  As of the date of this prospectus supplement, we've drawn approximately $4.14 million on the revolving loan facility. There is approximately $112,000 principal repayment owing on this facility at the end of October 2024 and interest has been paid up to September 20, 2024.

On April 22, 2024, we announced the appointment of Paul Start, age 59, as our Vice President Sales - School Bus Group. Mr. Start will lead the school bus sales team to generate new business opportunities, support existing sales functions, manage dealers and serve as a liaison between the sales department and other internal departments for vehicle production, finance, service, support and parts sales. Mr. Start brings more than 35 years of school bus expertise in North America to the team at GreenPower. Most recently he served as the Dealer Development Manager for Thomas Built Buses where he worked for nearly 20 years. Prior to that he was with Macnab Transit Sales Corp., for almost 14 years initially as a sales representative and then as Sales Manager. He started his career in the industry as a sales and marketing administrator for a school bus OEM.

On May 9, 2024, we completed an underwritten offering of 1,500,000 common shares and warrants to purchase 1,575,000 common shares for gross proceeds of $2,325,750 before deducting underwriting discounts and offering expenses. The warrants have an exercise price of $1.82 per share and a three-year term.

On July 25, 2024, we signed a term sheet pursuant to which the credit limit on our line of credit was reduced from $8,000,000 to $7,400,000, with further reductions of $200,000 per month until the credit limit reaches $6,000,000 on January 25, 2025. In addition, the line of credit margin will increase from 2.0% to 2.25%.  As of the date of this prospectus supplement the credit limit on our operating line of credit is $7,000,000 with further reductions of $200,000 per month continuing each month and the line of credit margin will increase to 5.5%.

Intercorporate Structure

Name of Subsidiary	Country of Incorporation	Ownership	Principal Activity
GP GreenPower Industries Inc.	Canada	100%	Holding company
GreenPower Motor Company, Inc.	United States	100%	Electric vehicle manufacturing and distribution
0939181 B.C. Ltd.	Canada	100%	Electric vehicle sales and leasing
San Joaquin Valley Equipment Leasing Inc.	United States	100%	Electric vehicle leasing
0999314 B.C. Ltd.	Canada	100%	Inactive
Electric Vehicle Logistics Inc.	United States	100%	Vehicle transportation
GreenPower Manufacturing WV, Inc.	United States	100%	Electric vehicle manufacturing and distribution
Lion Truck Body Incorporated	United States	100%	Truck body manufacturing
Gerui New Energy Vehicle (Nanjing) Co. Ltd.	China	100%	Dormant
EA Green-Power Private Ltd.	India	100%	Electric vehicle manufacturing and distribution
GP Truck Body Inc.	United States	100%	Truck body manufacturing

The Offering

Issuer	GreenPower Motor Company Inc., a corporation existing under the laws of the Province of British Columbia, Canada.

Common Shares to be Offered by Us	common shares (or up to shares if the underwriters' over-allotment option is exercised in full).

Pre-Funded Warrants to be Offered by Us	We are also offering to those purchasers, if any, whose purchase of common shares in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, Pre-Funded Warrants, in lieu of common shares that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding common shares.

Each Pre-Funded Warrant is exercisable to purchase one Common Share at an exercise price of $0.0001. The purchase price of each Pre-funded Warrant is equal to the price per common share being sold to the public in this offering, minus $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time.  For each Pre-Funded Warrant we sell, the number of common shares we are offering will be decreased on a one-for-one basis.

A holder will not have the right to exercise any portion of a Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder prior to issuance, 9.99%) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days' prior notice from the holder to us.

This prospectus supplement also relates to the offering of common shares issuable upon exercise of the Pre-Funded Warrants.

Common Shares to be Outstanding After this Offering	common shares (or up to shares if the underwriters' over-allotment option is exercised in full), assuming the full exercise of the Pre-Funded Warrants.

Underwriters' Over-Allotment Option	We have granted a 45-day option to the representative of the underwriters to purchase up to an additional common shares (and/or Pre-Funded Warrants in lieu thereof), representing 15% of the common shares and/or Pre-Funded Warrants sold in the offering, solely to cover over-allotments, if any.

The over-allotment option purchase price to be paid per additional common share or Pre-Funded Warrant by the underwriters shall be equal to the public offering price of one common share or one Pre-Funded Warrant, as applicable, less the underwriting discount.

Reasons for the Offer and Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or approximately $ if the underwriters' over-allotment option is exercised in full), assuming full exercise of the Pre-Funded Warrants.

We intend to use the net proceeds from this offering for the production of all-electric vehicles, including BEAST school buses and EV Star commercial vehicles, as well as for product development, with the remainder, if any, for general corporate purposes. See "Reasons for the Offer and Use of Proceeds."

Risk Factors	See "Risk Factors" on page S-9 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Trading Symbols	Our common shares are listed for trading on the Nasdaq Capital Market under the symbol "GP" and on the TSX Venture Exchange in Canada under the symbol "GPV". There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

The number of common shares to be outstanding after this offering as shown above is based on                          common shares outstanding as of October    , 2024, and excludes the following as of that date:

  2,313,483 common shares issuable upon exercise of outstanding stock options at a weighted average exercise price of $      per share;

  1,575,000 common shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $    per share;

  Up to      common shares issuable upon the exercise of the Pre-Funded Warrants; and

  Up to      common shares issuable upon the exercise of the Representative's Warrants (as defined below).

Unless otherwise noted, the information in this prospectus supplement, including the summary above, assumes no exercise of (a) our outstanding stock options or warrants and (b) the underwriters' over-allotment option to purchase additional common shares and/or Pre-Funded Warrants.

Risk Factors

An investment in our securities involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information contained in or incorporated by reference in this prospectus supplement and accompanying prospectus in evaluating our company and our business before making an investment decision about our company. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to This Offering

The sale of a substantial amount of our common shares could adversely affect the prevailing market price of our common shares.

We are offering     common shares and      common shares issuable upon the exercise of Pre-Funded Warrants. Sales of substantial amounts of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline

Our management will have broad discretion over the use of proceeds from this offering.

We currently intend to allocate the net proceeds received from this offering as described under "Reasons for the Offer and Use of Proceeds"; however, our management will have broad discretion in the application of the net proceeds from this offering pursuant to this prospectus supplement and the accompanying prospectus, as well as the timing of their expenditures. Given the broad discretion given to our management in the actual application of any net proceeds received from this offering, we may elect to allocate proceeds differently from that described in "Reasons for the Offer and Use of Proceeds" if we believe it would be in our best interests to do so, which may be in ways that an investor may not consider desirable. The failure by our management to apply any funds received effectively could have a material adverse effect on our business and results of operations. The results and the effectiveness of the application of any net proceeds are uncertain. If the net proceeds received from this offering are not applied effectively, our business, financial condition and results of operations may suffer, which could adversely affect the price of our common shares on the open market.

You will experience immediate and substantial dilution as a result of this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of      common shares offered in this offering at a public offering price of $      for each common share (assuming no sale of any Pre-Funded Warrants in lieu of common shares), and after deducting any underwriter discounts and commissions and estimated offering expenses payable by us, based on our net tangible book value as of June 30, 2024, investors in this offering can expect to experience immediate dilution of $    per common share. We may also issue additional common shares, warrants or other securities convertible into common shares in the future, which may further dilute an existing shareholder's equity interest in us. We cannot assure you that we will be able to sell common shares, warrants or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares, warrants or other securities in the future could have rights superior to existing shareholders, including investors who purchase our securities in this offering. The price at which we sell additional common shares, warrants or other securities convertible into common shares in future transactions may be higher or lower than the price of our securities in this offering. As a result, purchasers of our securities, as well as our existing shareholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

There is no public market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-Funded Warrants.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited. Further, the existence of the Pre-Funded Warrants may act to reduce both the trading volume and the trading price of our common shares.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or through a "cashless exercise" procedure. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants will have no rights as common shareholders until such holders exercise their Pre-Funded Warrants and acquire our common shares.

Until holders of the Pre-Funded Warrants exercise their Pre-Funded Warrants and acquire common shares, such holders will have no rights with respect to the common shares underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

Risks Related to Our Business

We have not reached profitability and currently have negative operating cash flows.

For the fiscal year ended March 31, 2024, we generated a loss of $(18,313,249) and for the three months ended June 30, 2024, we generated a loss of $(5,299,753) bringing our accumulated deficit to $(84,277,672). We expect significant increases in costs and expenses as we invest in expanding our production and operations. Even if we are successful in increasing revenues from sales of our products, we may be unable to achieve positive cash flow or profitability for a number of reasons, including but not limited to, an inability to control production costs, increases or inflation in our selling general and administrative expenses, and a reduction in our product sales price due to competitive or other factors. An inability to generate positive cash flow and profitability until we reach a sufficient level of sales with positive gross margins that cover operating expenses, or an inability to raise additional capital on reasonable terms, will adversely affect our viability as an operating business. Based on these factors, our ability to achieve our business objectives is subject to material uncertainty which casts substantial doubt upon our ability to continue as a going concern.

We operate in a capital-intensive industry and will require a significant amount of capital to continue operations.

If the revenue from the sale of our electric buses is not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of equity or other securities, or the issuance of additional debt. Financing may not be available at terms that are acceptable to us, if at all.

Our ability to obtain the necessary financing for our business is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities, or substantially change our current operations and plans in order to reduce our cost structure. Our competitors, many of which have raised or who have access to significant capital, may be able to compete more effectively in our markets given their access to capital, if our access to capital does not improve or is further limited. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

There is uncertainty about our ability to continue as a "going concern".

There is substantial doubt about our ability to continue as a going concern. If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our consolidated financial statements. Our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties.

We have outstanding secured indebtedness, which could limit our financial flexibility.

Our outstanding secured indebtedness could have significant negative consequences including:

  increasing our vulnerability to general adverse economic and industry conditions;
  limiting our ability to obtain additional financing;
  violating a financial covenant, resulting in the indebtedness to be paid back immediately and thus negatively impacting our liquidity;
  requiring additional financial covenant measurement consents or default waivers without enhanced financial performance in the short term;
  requiring the use of a substantial portion of any cash flow from operations to service indebtedness, thereby reducing the amount of cash flow available for other purposes, including capital expenditures;
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which it competes, including by virtue of the requirement that we remain in compliance with certain negative operating covenants included in the credit arrangements under which we will be obligated as well as meeting certain reporting requirements; and
  placing us at a possible competitive disadvantage to less leveraged competitors that are larger and may have better access to capital resources.

The reduction or elimination of government and economic incentives, funding approval or the delay in the timing of advancing funding that has been approved, in particular in the state of California, could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives for electric vehicles may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

Our vehicles are eligible for vouchers from specific government programs, including but not limited to the HVIP from the California Air Resources Board in partnership with Calstart, the New Jersey Zero-Emission Incentive program, the New York Truck Voucher Incentive Program, or the Specialty-Use Vehicle Incentive Program funded by the Province of British Columbia, Canada. The ability for potential purchasers to receive funding from these programs is subject to the risk of the programs being funded by governments, and the risk of the delay in the timing of advancing funds to the specific programs. To the extent that program funding is not approved, or if the funding is approved but timing of advancing of funds is delayed, subject to cancellation, or otherwise uncertain, this could have a material adverse effect on our business, financial condition, operating results and prospects.

To date the vast majority of our electric vehicle sales have been in the state of California, in part due to subsidies and grants for electric vehicles and electric charging infrastructure available from the California state government. In some cases these grants or subsidies have covered the entire vehicle cost, and in many cases the grants or subsidies have reduced the net cost to our customers to a point that the vehicle is less expensive than purchasing a comparable diesel powered vehicle. Any reduction or elimination of the grants or incentives in the state of California would have a material negative impact on our business, financial condition, operating results and prospects.

We may be involved in litigation or legal proceedings that are deemed to be material and may require recognition as a provision or a contingent liability on our consolidated financial statements.

We may in the future be involved in litigation or legal proceedings that are material and may require recognition as a provision or contingent liability on our consolidated financial statements. We have filed a civil claim against the prior CEO and a director of our company in the Province of British Columbia, and he has filed a response with a counterclaim for wrongful dismissal in the Province of British Columbia. He has also filed a similar claim in the state of California in regards to this matter, and this claim has been stayed pending the outcome of the claim in British Columbia. In addition, a company owned and controlled by a former employee who provided services to a subsidiary company of GreenPower until August 2013 filed a claim for breach of confidence against GreenPower in July 2020. During April 2023, we repossessed 27 EV Stars and 10 EV Star CC's which were previously on lease, after the leases were terminated following a notice of default that was not cured. In addition, we repossessed 1 EV Star from the same customer due to nonpayment. During May 2023, this customer filed a claim in the state of California against us and one of our subsidiaries to which we have filed a response. We do not expect the outcomes of our claims, or the claims filed against us, to be material, and as of the date of this prospectus supplement the resolution of these claims, including the potential timing or financial impact of these claims is inherently uncertain. However, we may in the future determine that these claims become material or we may be subject to other claims that alone or in addition to other claims are considered to be material, and require recognition as a provision or contingent liability on our consolidated financial statements.

We may be materially adversely affected by cybersecurity risks.

Significant disruptions of our information technology systems or breaches of our data security could adversely affect our business. Our business and operations may be materially adversely affected in the event of computer system failures or security or breaches due to cyber-attacks or cyber intrusions, including ransomware, phishing attacks and other malicious intrusions.

The majority of our manufacturing is currently contracted out to third party manufacturers and we are dependent on these manufacturers to operate competitively.

We currently contract out the majority of the manufacturing of our vehicles to third party manufacturers in Asia, with final assembly performed by our employees in North America. As a result, we are dependent on third party manufacturers to manufacture our vehicles according to our specifications and quality, at a competitive cost and within agreed upon timeframes. If our chosen manufacturing vendors are unable or unwilling to perform these functions then our financial results and reputation may suffer, which may prevent us from being able to continue as a going concern. In addition, we are subject to inherent risks involved in shipping our vehicles from these primary manufacturers to our facilities in North America. During the shipping process our vehicles are subject to theft, loss or damage due to a number of factors, some of which we may be unable to insure cost-effectively, if at all.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers' preferred alternative to petroleum-based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.

If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change, we plan to upgrade or adapt our vehicles and introduce new models to continue to provide vehicles with the latest technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles at a competitive price. For example, we do not manufacture battery cells or drive motors which makes us dependent upon suppliers of these products for our vehicles.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial costs.

Others, including our competitors, may hold or obtain patents, copyrights, trademarks or other proprietary rights that could prevent, limit or interfere with our ability to make, use, develop, sell or market our products and services, which could make it more difficult for us to operate our business. From time to time, the holders of such intellectual property rights may assert their rights and urge us to take licenses, and/or may bring suits alleging infringement or misappropriation of such rights. We may consider the entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses could significantly increase our operating expenses. In addition, if we are determined to have infringed upon a third party's intellectual property rights, we may be required to cease making, selling or incorporating certain components or intellectual property into the goods and services we offer, to pay substantial damages and/or license royalties, to redesign our products and services, and/or to establish and maintain alternative branding for our products and services. In the event that we were required to take one or more such actions, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success depends on the efforts, abilities and continued service of our executive officers and management. A number of these key employees have significant experience in the electric vehicle industry, and valuable relationships with our suppliers, customers, and other industry participants. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may be unable to locate and hire a suitable replacement. We have not obtained any "key person" insurance on any of our executives or managers.

We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws, regulations or requirements could have a material adverse effect on our company and its operating results.

Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have our current or future electric vehicles satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

If our vehicles fail to perform as expected, our ability to continue to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use technologically complex battery management software to operate. Given the inherent complexity of this software, it may contain defects and errors which would adversely impact the operation of our vehicles. While we have performed extensive testing of our vehicles, we currently have a limited frame of reference to evaluate the performance of our vehicles in the hands of our customers under a range of operating conditions.

We may not succeed in establishing, maintaining and strengthening the GreenPower brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the GreenPower brand. Any failure to develop, maintain and strengthen our brand may materially and adversely affect our ability to sell our planned electric vehicles. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to expand our customer base. Promoting and positioning our brand will depend significantly on our ability to provide high quality electric vehicles and maintenance and repair services, and we have limited experience in these areas. In addition, we expect that our ability to develop, maintain and strengthen the GreenPower brand will also depend heavily on the success of our marketing efforts. To date, we have limited experience with marketing activities as we have relied primarily on the internet, word of mouth and attendance at industry trade shows to promote our brand. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses. We operate in a competitive industry, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in the United States, Japan and the European Union have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

We are dependent on our suppliers, many of which are single-source suppliers, and the inability of these suppliers to deliver necessary components of our products according to our schedule and at prices, quality levels and volumes acceptable to us, or our inability to efficiently manage these components, could have a material adverse effect on our financial condition and operating results.

Our products contain numerous purchased parts which we source globally directly from suppliers, many of which are single-source suppliers, although we attempt to qualify and obtain components from multiple sources whenever feasible. Any significant increases in our production may require us to procure additional components in a short amount of time, and in the past we have also replaced certain suppliers because of their failure to provide components that met our quality control standards or our timing requirements. If any of our single source suppliers is unable to deliver components to us there is no assurance that we will be able to secure additional or alternate sources of supply for our components or develop our own replacements in a timely manner, if at all. If we encounter unexpected difficulties with key suppliers, and if we are unable to fill these needs from other suppliers, we could experience production delays and potential loss of access to important technology and parts for producing, servicing and supporting our products.

This limited, and in many cases single source, supply chain exposes us to multiple potential sources of delivery failure or component shortages for production of our products. Furthermore, unexpected changes in business conditions, materials pricing, labor issues, wars, governmental changes, and natural disasters could also affect our suppliers' ability to deliver components to us on a timely basis. The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to product design changes and delays in product deliveries to our customers, which could hurt our relationships with our customers and result in negative publicity, damage to our brand and a material and adverse effect on our business, prospects, financial condition and operating results.

Changes in our supply chain may lead to an increased cost for our products. We have also experienced cost increases from certain of our suppliers in order to meet our quality targets and timelines as well as due to our design changes, and we may experience similar cost increases in the future. Certain suppliers have sought to renegotiate the terms of supply arrangements. Additionally, we are negotiating with existing suppliers for cost reductions and are seeking new and less expensive suppliers for certain parts. If we are unsuccessful in our efforts to control and reduce supplier costs, our operating results will suffer.

There is no assurance that our suppliers will be able to sustainably and timely meet our cost, quality and volume needs. Furthermore, if the scale of our vehicle production increases, we will need to accurately forecast, purchase, warehouse and transport to our manufacturing facilities components at much higher volumes. If we are unable to accurately match the timing and quantities of component purchases to our actual needs, or successfully manage our inventory to accommodate the increased complexity in our supply chain, we may incur unexpected production disruption, storage, transportation and write-off costs, which could have a material adverse effect on our financial condition and operating results.

If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We are expecting significant growth in sales, and are currently expanding our employees, facilities and infrastructure in order to accommodate this growth. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

• training new personnel;

• forecasting production and revenue;

• controlling expenses and investments in anticipation of expanded operations;

• establishing or expanding manufacturing, sales and service facilities;

• implementing and enhancing administrative infrastructure, systems and processes;

• addressing new markets; and

• establishing international operations.

We intend to continue to hire a number of additional personnel, including manufacturing personnel and service technicians for our electric vehicles. There is significant competition for individuals with experience manufacturing and servicing electric vehicles, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry for employees to belong to a union. Having a unionized workforce may result in higher employee costs and increased risk of work stoppages. Additionally, we are in the process of expanding our in-house manufacturing capabilities and increasing the number of employees in this area. If our employees engaged in manufacturing were to unionize, this may increase our future production costs and negatively impact our gross margins and financial results.

We also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs within our business or in one of our key suppliers, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results and financial condition.

We may become subject to product liability or warranty claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability or warranty claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given our vehicles have only been operating for a short period of time. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business which would have a material adverse effect on our brand, business, prospects and operating results.

Global economic conditions could materially adversely impact demand for our products and services.

Our operations and performance depend significantly on economic conditions. Uncertainty about global economic conditions could result in customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for our products and services and, accordingly, on our business, results of operations or financial condition.

Goods imported to the U.S. from China are subject to significant import tariffs, and these tariffs negatively impact our financial performance, financial position, and financial results.

We source components and parts to build our all-electric vehicles from suppliers globally, utilizes contract manufacturers located outside of North America for a portion of our all-electric vehicle production, and the importation of these parts, components and vehicles to North America are subject to tariffs which have recently increased and may increase further in the future. In particular, electric vehicles and electric vehicle batteries that are imported from China to the United States became subject to a 100% and 25% tariff, respectively, as of September 27, 2024, while increases to tariff rates for semiconductors imported from China to the United States are planned within the next two years. We have suppliers and contract manufacturers located in China, and the increase in these tariffs will increase our costs and negatively impact the financial results of our company. While our management is taking steps to mitigate the impact of tariff increases, including sourcing new manufacturers and contract manufacturers for certain products, this transition will take time, is subject to a number of risks, and we may not be able to mitigate the impact of any change in tariffs due to these risks.

We rely on global shipping for our vehicles that are produced at contract manufacturers, and for certain parts and components sourced from our global network of suppliers. We have experienced increased shipping costs and have experienced shipping constraints which increased our costs and prevented us from delivering vehicles to customers on a timely basis. A continuation or escalation of these trends may negatively impact our financial results and ability to grow our business.

We rely on global shipping for vehicles that we produce at contract manufacturers, and for certain parts and components sourced from our global network of suppliers. We have experienced an increase in shipping costs and have previously, and may again in the future, experienced delays of deliveries of parts and components from our global suppliers, and on vehicles arriving from our contract manufacturers. While these delays and shipping costs are not currently at a level that they have caused a material disruption or negative impact to our profitability, future delays and costs may increase to a point that they may negatively impact our financial results and ability to grow our business.

Our line of credit and our term loan facility contain covenant restrictions that may limit our ability to access funds on the line of credit and on the term loan facility, or engage in other commercial activities.

The terms of our line of credit and our term loan facility contain, and future debt agreements we enter into may contain, covenant restrictions that limit our ability to incur additional debt or issue guarantees, create liens, and make certain dispositions of property or assets. As a result of these covenants, our ability to respond to changes in business and economic conditions and engage in beneficial transactions, including obtaining additional financing as needed, may be restricted. Furthermore, our failure to comply with our debt covenants could result in a default under our line of credit, which would permit the lender to demand repayment.

The demand for commercial zero-emission electric vehicles depends, in part, on the continuation of current trends resulting from historical dependence on fossil fuels. Extended periods of low diesel or other petroleum-based fuel prices could adversely affect demand for electric vehicles, which could adversely affect our business, prospects, financial condition and operating results.

We believe that much of the present and projected demand for commercial zero-emission electric vehicles results from concerns about volatility in the cost of petroleum-based fuel, the dependency of the United States on oil from unstable or hostile countries, government regulations and economic incentives promoting fuel efficiency and alternative forms of energy, as well as the belief that poor air quality and climate change results in part from the burning of fossil fuels. If the cost of petroleum-based fuel decreased significantly, or the long-term supply of oil in the United States improved, the government may eliminate or modify its regulations or economic incentives related to fuel efficiency and alternative forms of energy. If there is a change in the perception that the burning of fossil fuels does not negatively impact the environment, the demand for commercial zero-emission electric vehicles could be reduced, and our business and revenue may be harmed. Diesel and other petroleum-based fuel prices have been extremely volatile, and we believe this continuing volatility will persist. Lower diesel or other petroleum-based fuel prices over extended periods of time may lower the current perception in government and the private sector that cheaper, more readily available energy alternatives should be developed and produced. If diesel or other petroleum-based fuel prices remain at deflated levels for extended periods of time, the demand for commercial electric vehicles may decrease, which could have an adverse effect on our business, prospects, financial condition and operating results.

We may be compelled to undertake product recalls.

Any product recall in the future may result in adverse publicity, damage to our brand and may adversely affect our business, prospects, operating results and financial condition. We may at various times, voluntarily or involuntarily, initiate a recall if any of our electric vehicle components prove to be defective. Such recalls, voluntary or involuntary, involve significant expense and diversion of management attention and other resources, which would adversely affect our brand image in our target markets and could adversely affect our business, prospects, financial condition and results of operations.

Security breaches and other disruptions to our information technology networks and systems could substantially interfere with our operations and could compromise the confidentiality of our proprietary information, notwithstanding the fact that no such breaches or disruptions have materially impacted us to date.

We rely upon information technology systems and networks, some of which are managed by third-parties, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities, including supply chain management, manufacturing, invoicing and collection of payments from our customers. Additionally, we collect and store sensitive data, including intellectual property, proprietary business information, the proprietary business information of our suppliers, as well as personally identifiable information of our employees, in data centers and on information technology systems. The secure operation of these information technology systems, and the processing and maintenance of this information, is critical to our business operations and strategy. Despite security measures and business continuity plans, our information technology systems and networks may be vulnerable to damage, disruptions or shutdowns due to attacks by hackers or breaches due to errors or malfeasance by employees, contractors and others who have access to our networks and systems, or other disruptions during the process of upgrading or replacing computer software or hardware, hardware failures, software errors, third-party service provider outages, power outages, computer viruses, telecommunication or utility failures or natural disasters or other catastrophic events. The occurrence of any of these events could compromise our systems and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability or regulatory penalties under laws protecting the privacy of personal information, disrupt operations and reduce the competitive advantage we hope to derive from our investment in technology. Our insurance coverage may not be available or adequate to cover all the costs related to significant security attacks or disruptions resulting from such attacks.

Our electric vehicles make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have occasionally been observed to catch fire or vent smoke and flames. If such events occur in our electric vehicles, we could face liability associated with our warranty, for damage or injury, adverse publicity and a potential safety recall, any of which would adversely affect our business, prospects, financial condition and operating results.

The battery packs in our electric vehicles use lithium-ion cells, which have been used for years in laptop computers and cell phones. Highly publicized incidents of laptop computers and cell phones bursting into flames have focused consumer attention on the safety of these cells. These events also have raised questions about the suitability of these lithium-ion cells for automotive applications. There can be no assurance that a field failure of our battery packs will not occur, which would damage the vehicle or lead to personal injury or death and may subject us to lawsuits. Furthermore, there is some risk of electrocution if individuals who attempt to repair battery packs on our vehicles do not follow applicable maintenance and repair protocols. Any such damage or injury would likely lead to adverse publicity and potentially a safety recall. Any such adverse publicity could adversely affect our business, prospects, financial condition and operating results.

Risks Related to Our Securities

Because we can issue additional common shares or preferred shares, our shareholders may experience dilution in the future.

We are authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. Our board of directors has the authority to cause us to issue additional common shares or preferred shares and to determine the special rights and restrictions of the shares of one or more series of our preferred shares, without consent of our shareholders. The issuance of any such securities may result in a reduction of the book value or market price of our common shares. Given the fact that we have not achieved profitability or generated positive cash flow historically, and we operate in a capital intensive industry with significant working capital requirements, we may be required to issue additional common equity or securities that are dilutive to existing common shares in the future in order to continue its operations. Our efforts to fund our intended business plan may result in dilution to existing shareholders. Further, any such issuances could result in a change of control or a reduction in the market price for our common shares.

The market price of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our common shares are listed on the Nasdaq Capital Market and the TSX Venture Exchange. Trading of our common shares on the Nasdaq Capital Market or the TSX Venture Exchange is often characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects.

The price of our common shares has fluctuated significantly. This volatility could depress the market price of our common shares for reasons unrelated to operating performance. The market price of our common shares could decline due to the impact of any of the following factors upon the market price of our common shares:

• sales or potential sales of substantial amounts of our common shares;

• announcements about us or about our competitors;

• litigation and other developments relating to our company or those of our suppliers or our competitors;

• conditions in the automobile industry;

• governmental regulation and legislation;

• variations in our anticipated or actual operating results;

• change in securities analysts' estimates of our performance, or our failure to meet analysts' expectations;

• change in general economic conditions or trends;

• changes in capital market conditions or in the level of interest rates; and

• investor perception of our industry or our prospects.

Many of these factors are beyond our control. The stock markets in general, and the market price of common shares of vehicle companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common shares, regardless of our actual operating performance.

Volatility in our common share price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the foreseeable future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources away from the day to day business operations.

A prolonged and substantial decline in the price of our common shares could affect our ability to raise further working capital, thereby adversely impacting our ability to continue operations.

A prolonged and substantial decline in the price of our common shares could result in a reduction in the liquidity of our common shares and a reduction in our ability to raise capital. Because we plan to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common shares could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our shares. If we are unable to raise the funds we require for all our planned operations and to meet our existing and future financial obligations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may go out of business.

Because we do not intend to pay any cash dividends on our common shares in the near future, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them.

Investors may not be able to obtain enforcement of civil liabilities against us.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be adversely affected by the fact that we are governed by the Business Corporations Act (British Columbia), that several of our officers and directors are residents of Canada and that all, or a substantial portion, of their assets and a portion of our assets are located outside the United States. It may not be possible for an investor to effect service of process within the United States on, or enforce judgments obtained in the United States courts against, us or certain of our directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

In light of the above, there is doubt as to whether (i) a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us or our directors and officers and (ii) an original action could be brought in Canada (or otherwise outside the United States) against us or our directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

We may be classified as a "passive foreign investment company," which may have adverse U.S. federal income tax consequences for U.S. shareholders.

We will be a "passive foreign investment company," or "PFIC," if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of "passive" income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income (the "asset test"). In determining whether we are a PFIC, we are permitted to take into account the assets and income of our wholly owned subsidiaries because we own 100% of their stock. However, even if we take into account the assets and income of our subsidiaries, we may still be considered a PFIC for this year and possibly later years, depending on a number of factors, including the composition of our income and assets, how quickly we use our liquid assets, including the cash raised pursuant to this offering (if we determine not to, or are unable to, deploy significant amounts of cash for active purposes our risk of being a PFIC will substantially increase), the market price of our common shares, and fluctuations in that price. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for this year or any future taxable year. Please refer to the paragraph titled "Certain United States Federal Income Tax Considerations".

If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the common shares and on the receipt of distributions on the common shares to the extent such gain or distribution is treated as an "excess distribution" under the United States federal income tax rules. A U.S. holder may also be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. holder holds our common shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which such U.S. holder holds our common shares. Please refer to the paragraph titled "Certain United States Federal Income Tax Considerations".

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference into this prospectus supplement contain or will contain forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or "continue" or the negative of these terms or other comparable terminology. The forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance and other statements that are not statements of fact. The forward‐looking statements are made only as of the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement, as applicable. The forward‐looking statements include, but are not limited to, statements with respect to:

• our intentions, plans and future actions;

• statements relating to our business and future activities;

• anticipated developments in our operations;

• our market position, ability to compete and future financial or operating performance;

• the timing and amount of funding required to execute our business plans;

• capital expenditures;

• the effect of any changes to existing or new legislation or policy or government regulation to our company;

• the availability of labour;

• requirements for additional capital;

• goals, strategies and future growth;

• the adequacy of financial resources; and

• expectations regarding revenues, expenses and anticipated cash needs.

Our actual results, performance or achievements could differ materially from those anticipated in the forward-looking statements as a result of the risk factors set forth under the heading "Risk Factors", including, but not limited to, risks related to: (i) our ability to generate sufficient cash flow from operations and obtain financing, if needed, on acceptable terms or at all; (ii) general economic, financial market and regulatory conditions in which we operate; (iii) the yield from our operations; (iv) consumer interest in our products; (v) competition; (vi) anticipated and unanticipated costs; (vii) government regulation of our products and operations; (viii) the timely receipt of any required regulatory approvals; (ix) our ability to obtain qualified staff, equipment and services in a timely and cost efficient manner; (x) our ability to conduct operations in a safe, efficient and effective manner; and (xi) our plans and timeframe for completion of such plans.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by applicable law, including the securities laws of the United States and Canada, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Reasons for the Offer and Use of Proceeds

We estimate that the net proceeds from the sale of our common shares in this offering (assuming no sale of any Pre-Funded Warrants in lieu of common shares) will be approximately $      after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or approximately $      if the underwriters' over-allotment option is exercised in full).

We intend to use the net proceeds from this offering for the production of all-electric vehicles, including BEAST school buses and EV Star commercial vehicles, as well as for product development, with the remainder, if any, for general corporate purposes.

While we intend to spend the net proceeds of this offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable. The actual amount that we spend in connection with each of the intended uses of proceeds may vary significantly from the amounts specified above, and will depend on a number of factors, including those listed under the heading "Risk Factors" in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein.

Dilution

If you invest in our common shares in this offering, you will experience dilution to the extent of the difference between the public offering price per common share you will pay in this offering (assuming no Pre-Funded Warrants are sold in the offering) and the as adjusted net tangible book value per common share after giving effect to this offering (assuming no Pre-Funded Warrants are sold in the offering).

Our historical net tangible book value on June 30, 2024 was $8,600,047 or $0.32 per common share. "Net tangible book value" represents our total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of common shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common shares in this offering (assuming no Pre-Funded Warrants are sold in the offering) and the net tangible book value per share of our common shares immediately after completion of this offering (assuming no Pre-Funded Warrants are sold in the offering).

After giving effect to the sale of      common shares in this offering at the public offering price of $      per common share, and after deducting any underwriting discounts, commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2024, as adjusted, would have been approximately $    or approximately $    per common share, assuming no Pre-Funded Warrants are sold in the offering. This represents an immediate increase in the as adjusted net tangible book value of $      per share to our existing shareholders and an immediate dilution of approximately $      per share to the investors in this offering. The following table illustrates this calculation on a per share basis in U.S. dollars. ♦

Public offering price per common share			$
Historical net tangible book value per common share as of June 30, 2024		$$0.32
Increase in as adjusted net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to new investors in this offering			$

The above discussion and table are based on 26,491,162 common shares (      common shares on an as adjusted basis) outstanding as of June 30, 2024, and excludes as of such date:

  2,313,483 common shares issuable upon exercise of outstanding stock options at a weighted average exercise price of $      per share;
  1,575,000 common shares issuable upon exercise of outstanding warrants, as of that date, at a weighted average exercise price of $      per share;
  Up to     common shares issuable upon the exercise of the Pre-Funded Warrants; and
  Up to      common shares issuable upon the exercise of the Representative's Warrants (as defined below).

In addition, the above discussion assumes no exercise by the underwriters of the over-allotment option. If the underwriters  exercise their over-allotment option, the as adjusted net tangible book value per share after this offering would be approximately $      per share, representing an increase in net tangible book value per share attributable to this offering of approximately $      and dilution in net tangible book value per share to investors in this offering of approximately $    , in each case assuming a public offering price of $      per share and assuming no Pre-Funded Warrants are sold in the offering.

The above illustration of dilution in net tangible book value per share to new investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common shares. The exercise of outstanding options having an exercise price less than the public offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

Capitalization and Indebtedness

Our authorized capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. As of October ♦, 2024, we had 26,491,162 common shares issued and outstanding and no preferred shares issued and outstanding.

The following table sets forth our capitalization and indebtedness as of June 30, 2024 on an actual basis and on an as adjusted basis after giving effect to issuances of our common shares after June 30, 2024, including the sale of      common shares in this offering at a public offering price of $      per common share (assuming no sale of any Pre-Funded Warrants in lieu of common shares), after deducting estimated underwriting discounts and commissions and estimated offering expenses and assuming the over-allotment option is not exercised by the underwriters. The amounts shown below are unaudited and represent management's estimate. The information in this table should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2024
	Actual ($)	As adjusted ($)
Current Liabilities:
Line of Credit	7,676,178
Term Loan Facility	3,030,874
Accounts payable and accrued liabilities	3,343,764
Current portion of deferred revenue	7,364,402
Current portion of lease liabilities	533,520
Current portion of warranty liability	730,884
Current portion of contingent liability	136,078
Non-Current Liabilities:
Deferred revenue	2,876,240
Lease liabilities	3,927,778
Contingent liability	1,255,668
Other liabilities	23,557
Loans payable to related parties	2,416,794
Warrant liability	1,548,735
Total Indebtedness	34,864,472

	As of June 30, 2024
	Actual ($)	As adjusted ($)
Shareholders' equity:
Share capital	78,088,667
Reserves	14,812,053
Accumulated other comprehensive loss	(23,001)
Accumulated Deficit	(84,277,672)
Total Equity	8,600,047

Total Capitalization	43,464,519

Description of Securities We Are Offering

The following description is a summary of some of the terms of our securities, our organizational documents and applicable laws. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our common shares in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

We are offering      common shares. We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants, in lieu of common shares.

Common Shares

A description of the common shares that we are offering pursuant to this prospectus supplement is set forth hereunder and under the heading "Description of Share Capital" starting on page 11 of the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed with the SEC. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price.

Exercisability

Each Pre-Funded Warrant may be exercised in cash at any time following the date of issuance and from time to time thereafter until the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants will be exercisable in whole or in part by delivering to us a completed instruction form for exercise and complying with the requirements for exercise set forth in the Pre-Funded Warrant. Payment of the exercise price must be made in cash.

Cashless Exercise

At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares according to a formula set forth in the Pre-Funded Warrants.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a Pre-Funded Warrant if the holder (together with its Attribution Parties (as defined in the Pre-Funded Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional common shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of common shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder's ownership of common shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Pre-Funded Warrants.

Governing Law

The Pre-Funded Warrants are governed by New York law.

Underwriting

ThinkEquity LLC is acting as representative of the underwriters for this offering ("ThinkEquity" or the "representative"). We have entered into an underwriting agreement dated ♦, 2024 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the following number of our common shares and Pre-Funded Warrants next to its name in the following table:

Underwriter	Number of Shares	Number of Pre- Funded Warrants
ThinkEquity LLC
Total

The underwriters are committed to purchase all the common shares (and/or Pre-Funded Warrants in lieu thereof) offered by us. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus supplement are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the representative of officers' certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the common shares (and/or Pre-Funded Warrants in lieu thereof) subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase up to an aggregate of      additional common shares (and/or Pre-Funded Warrants in lieu thereof) (equal to 15% of the total number of common shares and/or Pre-Funded Warrants sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional common shares (and/or Pre-Funded Warrants in lieu thereof)  covered by the over-allotment option.

Discounts, Commissions and Expenses

The underwriters propose initially to offer the common shares (and/or Pre-Funded Warrants in lieu thereof) to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer securities to securities dealers at that price less a concession of not more than $      per share or Pre-Funded Warrant of which up to $      per share or Pre-Funded Warrant may be reallowed to other dealers. If all of the common shares and/or Pre-Funded Warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus supplement.

The following table shows the offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Share	Per Pre-Funded Warrant	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We have also agreed to pay certain of the representative's expenses relating to the offering, including background check expenses on our executive officers and directors not to exceed $15,000, the costs associated with commemorative mementos or lucite tombstones, in an amount not to exceed $3,000; the fees and expenses of the representative's legal counsel not to exceed $115,000; the $29,500 cost associated with the use of Ipreo's book building, prospectus tracking and compliance software for the offering; up to $10,000 for data services and communications expenses; up to $10,000 of the representative's actual accountable "road show" expenses; and up to $30,000 of the representative's clearing firm settlement expenses for the offering, provided that reimbursement of the expenses to the representative will not exceed $135,000 in the aggregate without our prior written consent (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of the underwriting agreement).

We have paid an expense deposit of $20,000 to the representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the representative of the underwriters in connection with this offering and will be reimbursed to us to the extent not incurred.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $    .

Representative's Warrants

Upon closing of this offering, we have agreed to issue warrants to the representative ("Representative's Warrants") to purchase up to      common shares (5% of the aggregate number of common shares and Pre-Funded Warrants sold in this offering). The Representative's Warrants will be exercisable at a per share exercise price equal to 125% of the price per share in this offering. The Representative's Warrants are exercisable at any time and from time to time, in whole or in part, during the three year period commencing immediately from the date of issuance.

Lock-Up Agreements

Pursuant to "lock-up" agreements, we and our executive officers, directors and their affiliates have agreed, for a period of 90 days from the date of this prospectus supplement, not to, directly or indirectly, offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of any of our common shares (including any shares that such person acquires the power of disposition), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common shares or securities convertible into or exercisable or exchangeable for common shares or any other of our securities or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to such common shares, subject to customary exceptions, without the prior written consent of the representative. In addition, we have agreed that, without the prior written consent of the representative, not to engage in any at-the-market or continuous equity transaction for a period of six months from the date of the underwriting agreement.

Right of First Refusal

In addition, in the event that the total gross proceeds from the sale of common shares and/or  Pre-Funded Warrants in this offering is at least $5 million, for a period of six months from the date of the closing of this offering, we agreed to grant to the representative, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the representative's sole discretion, for each and every future public and private equity offering in the United States, including all equity linked financings in the United States, during such six month period for us, or any successor to or any subsidiary of us, on terms agreed to by both us and the underwriters. The representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation.

Nasdaq Capital Market Listing

Our common shares are listed on the Nasdaq Capital Market and the TSX Venture Exchange under the symbol "GP" and "GPV," respectively. There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop.

Other Relationships

From time to time, certain of the underwriters and/or their affiliates have received or may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business. ThinkEquity has received, or may in the future receive, customary fees and commissions for these transactions. However, except as disclosed in this prospectus supplement, we have no other present arrangements with the underwriters or any of their affiliates for any further services.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the representative may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares. Specifically, the representative may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common shares for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of common shares over-allotted by the underwriters is not greater than the number of common shares that they may purchase in the over-allotment option. In a naked short position, the number of common shares involved is greater than the number of common shares in the over-allotment option. To close out a short position, the representative may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common shares or reduce any short position by bidding for, and purchasing, common shares in the open market.

The representative may also impose a penalty bid. This occurs when the representative or dealer repays selling concessions allowed to it for distributing common shares in this offering because the representative repurchases the common shares in stabilizing or short covering transactions.

Finally, the representative may bid for, and purchase, common shares in market making transactions, including "passive" market making transactions as described below.

These activities may stabilize or maintain the market price of our common shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our common shares are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") liabilities arising from breaches of some, or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the websites of the underwriters and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Restrictions outside the United States

Other than in the United States, no action has been taken by us or any underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People's Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to "qualified domestic institutional investors."

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC ("Prospectus Directive"), as implemented in Member States of the European Economic Area (each, a "Relevant Member State"), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or the underwriters for any such offer; or

●

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers ("AMF"). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1, and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d'investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the "Prospectus Regulations"). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the "ISA"), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or "CONSOB") pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 ("Decree No. 58"), other than:

●

to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 ("Regulation no. 1197l") as amended ("Qualified Investors"); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the "FIEL"), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão Abreviação do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are "qualified investors" (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are "qualified investors" (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended ("FSMA") has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to "qualified investors" (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 ("FPO"), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together "relevant persons"). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Certain United States Federal Income Tax Considerations

The following is a general summary of certain United States federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition, ownership and disposition of our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants. This summary applies only to U.S. Holders that acquire our common shares and/or Pre-Funded Warrants pursuant to this prospectus supplement and does not apply to any subsequent U.S. Holder of our common shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, net investment income, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements.

Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership and disposition of our common shares.

The Pre-Funded Warrants are issued in the form of warrants, however, because of the pre-payment by any holder of the exercise price of the Pre-Funded Warrants except for a nominal exercise price of $0.0001 per warrant share, holders of the Pre-Funded Warrants should consult their own tax advisors regarding the appropriate classification of the Pre-Funded Warrants as either stock or warrants for U.S. federal income tax purposes and the tax consequences applicable to the purchase, ownership and disposition of the Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of our common shares and/or Pre-Funded Warrants that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the U.S.;

  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

    an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

    a trust that

      is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions; or

      has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Transactions Not Addressed

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of common shares and/or Pre-Funded Warrants pursuant to this prospectus (whether or not any such transactions are undertaken in connection with the purchase of common shares and/or Pre-Funded Warrants pursuant to this prospectus).

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership or disposition of our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a "mark-to-market" accounting method; (d) U.S. Holders that have a "functional currency" other than the U.S. dollar; (e) U.S. Holders that own our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold our securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power or value, of our outstanding shares.

This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold our securities in connection with carrying on a business in Canada; (d) persons whose securities in our company constitute "taxable Canadian property" under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership or disposition of our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership or disposition of our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax considerations for any such partner or partnership (or other "pass-through" entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other "pass-through" entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common shares and/or Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants.

Acquisition of Our Securities

A U.S. Holder generally will not recognize gain or loss upon the acquisition of our common shares for cash pursuant to this prospectus. A U.S. Holder's holding period for such common shares will begin on the day after the acquisition.

Pre-Funded Warrants

The U.S. federal income tax characterization of pre-funded warrants is uncertain. Although the Pre-Funded Warrants are issued in the form of warrants, because the Pre-Funded Warrants are pre-funded except for a nominal exercise price of $0.0001 per warrant share, holders of the Pre-Funded Warrants may be treated for U.S. federal income tax purposes as holding the underlying warrant shares. Because of this uncertainty, this summary does not address the U.S. federal income tax consequences of the ownership or disposition of the Pre-Funded Warrants or common shares upon the exercise of Pre-Funded Warrants. Prospective purchasers of Pre-Funded Warrants should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to the ownership and disposition of the Pre-Funded Warrants and common shares upon the exercise of Pre-Funded Warrants, including the effect of the passive foreign investment company, or PFIC, rules.

Ownership and Disposition of Our Common Shares

Distributions on Our Common Shares

Subject to the "passive foreign investment company" ("PFIC") rules discussed below (see "Consequences to You of PFIC Status"), a U.S. Holder that receives a distribution, including a constructive distribution, with respect to our common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of our company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of our company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in our common shares and thereafter as gain from the sale or exchange of such common shares (see "Sale or Other Taxable Disposition of Our Common Shares" below). However, we may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by our company with respect to our common shares will constitute a dividend. Dividends received on our common shares generally will not be eligible for the "dividends received deduction" available to U.S. corporate shareholders receiving dividends from U.S. corporations. If our company is eligible for the benefits of the Canada-U.S. Tax Convention or our common shares are treated as readily tradable on an established securities market in the U.S., dividends paid by our company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that our company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Our Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder's tax basis in the common shares sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder's holding period for such security is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

PFIC Status of Our Company

A non-U.S. corporation is considered a passive foreign investment company or "PFIC" for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income (the "passive income test"); or

●

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the "asset test")

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

In determining whether we are a PFIC, we are permitted, under Code Section 1297(c), to take into account, on a pro rata basis, the income and the assets of any entity of which we own (or are treated under the Code as owning) at least 25% of the stock by value (a so-called "look-through subsidiary"). Because we own 100% of the stock of our subsidiaries, in determining our PFIC status we will take into account their income and assets (other than certain assets, or the income therefrom, that are subject to intercompany transfers). As discussed below, PFIC status is determined on an annual basis and our status as a PFIC under the passive income test may change from year to year.

In determining whether we are a PFIC under the assets test, a number of different kinds of assets must be taken into account. In this offering we expect to raise for our company considerable cash. The IRS has stated that cash, even if held as working capital, produces passive income and is therefore a passive asset. Our status as a PFIC under the assets test will therefore depend in part on how quickly we spend the cash that we raise. Our status as a PFIC could also depend on the value of our stock as determined by the market (which may be volatile). PFIC status based on assets is calculated annually and is based on the average quarterly value of our assets. Accordingly, our status as a PFIC based on the assets test could change from year to year.

Based on the foregoing, it is not possible to determine whether we will be characterized as a PFIC for the current taxable year or any subsequent year until after the close of the relevant year. We must make a separate determination each year as to whether we are a PFIC (under either the asset test or the passive income test), and there can be no assurance with respect to our status as a PFIC for the current or any future taxable year. We or a related entity express no opinion as to the company's or a related entity's status as a PFIC for the current or any future or prior year. U.S. Holders should consult their own tax advisors with respect to the PFIC issue and its applicability to their particular tax situation. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested.

If we are a PFIC for any year during which you hold our common shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our common shares, even if in a succeeding taxable year we are no longer classified as a PFIC. However, if we cease to be a PFIC, you may avoid the adverse effects of the PFIC regime thereafter by making a "purging election" (as described below) with respect to the common shares. A discussion of other ways in which you may be able to mitigate some of the adverse effects of PFIC status are also discussed below.

Consequences to You of PFIC Status

If we are a PFIC for a taxable year during which you hold common shares, you will be subject to special tax rules with respect to any "excess distribution" that you receive, and with respect to any gain that you realize from a sale or other disposition (including a pledge) of the common shares, in that year and subsequent years, unless you make a "mark-to-market" election as discussed below. You will be subject to these rules for the first year in which we are a PFIC and for all subsequent years unless (i) we cease to be classified as a PFIC and (ii) you make a "purging election", as discussed below

"Excess distributions" are distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during (i) the three preceding taxable years or (ii) your holding period for the common shares, whichever is shorter. Under the special tax rules that apply to excess distributions, and to gains realized from a disposition of our common shares,

●	the excess distribution or gain will be allocated ratably (on a daily basis) over your holding period for the common shares;

●

the amount allocated to your current taxable year, and any amount allocated to any tax year(s) in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income arising in the current taxable year; and

●

the amount allocated to each of your other taxable year(s) - i.e., prior years during which we were a PFIC - will be subject to the highest tax rate in effect for that year; moreover, interest charges generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of excess distribution or disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares cannot be treated as capital, even if you hold the common shares as capital assets.

"Mark-to-market" election. To elect out of the excess distribution tax treatment discussed above, a U.S. Holder of "marketable stock" (as defined below) in a PFIC may make a mark-to-market election for such stock. The mark-to-market election is available only for "marketable stock", which is stock that is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter ("regularly traded") on a qualified exchange or other market. A "qualified exchange or other market" is defined in applicable U.S. Treasury regulations as a national securities exchange registered with the SEC or a national market system established pursuant to section 11A of the Exchange Act, or a foreign securities exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. The Nasdaq Capital Market is a qualified exchange or other market, but we are uncertain as to whether our common shares will meet the requirements to be "regularly traded". If our common shares do not trade regularly on the Nasdaq Capital Market or other qualified exchange or market, the mark-to-market election would not be available to you were we to be or become a PFIC.

If the mark-to-market election is available and you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) common shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the common shares as of the close of such taxable year over your adjusted basis in such common shares. Such excess will be treated as ordinary income and not capital gain. Under the mark-to-market rules you are allowed an ordinary loss for the excess, if any, of the adjusted basis of the common shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the common shares included in your income for prior taxable years. Your basis in the common shares will be adjusted to reflect any such income or loss amounts.

If you sell or otherwise dispose of any common shares that are subject to a mark-to-market election, any gain on the sale or other disposition is treated as ordinary income. Any loss incurred on such sale or disposition is treated as an ordinary loss, but only to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such common shares.

If you make a valid mark-to-market election and if we subsequently make dividend distributions, the tax rules that apply to distributions by corporations which are not PFICs would apply to such distributions, except that the lower applicable capital gains rate for qualified dividend income discussed above under "- Distributions on Our Common Shares" generally would not apply.

"Purging election." If you do not make a timely "mark-to-market" election (as described above), and if we were a PFIC at any time during the period you hold our common shares, then such common shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a "purging election" for the year we cease to be a PFIC. A "purging election" creates a deemed sale of such common shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules, described above, that apply to excess distributions. As long as we are not thereafter a PFIC, dividends distributed by us (or gains from the sale of our common shares) following a purging election will no longer be subject to the rules (described above) that apply to excess distributions. As a result of the purging election, you will have a new basis (equal to the fair market value of the common shares on the last day of the last year in which we are treated as a PFIC) and a new holding period (which new holding period will begin the day after such last day) in your common shares for tax purposes.

Qualified electing fund election. In some cases a U.S. Holder of stock in a PFIC may make a "qualified electing fund" election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC generally includes in gross income for a taxable year such holder's pro rata share of the corporation's earnings and profits for the taxable year. However, the qualified electing fund election is available only if the PFIC provides the U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

THE PFIC RULES ARE COMPLEX. THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. THE COMPANY HAS NOT AND WILL NOT MAKE A DETERMINATION IF IT IS A PFIC IN THE CURRENT TAX YEAR OR ANY FUTURE TAX YEAR. EACH PROSPECTIVE INVESTOR IN THE COMMON SHARES IS URGED TO CONSULT THEIR OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR'S OWN CIRCUMSTANCES.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of our common shares may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder's U.S. federal income tax liability that such U.S. Holder's "foreign source" taxable income bears to such U.S. Holder's worldwide taxable income. In applying this limitation, a U.S. Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source." Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to our common shares that is treated as a "dividend" may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership, sale or other taxable disposition of our common shares, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on our common shares, and (b) proceeds arising from the sale or other taxable disposition of our common shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 24%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number ("TIN") (generally on Form W-9), (b) furnishes an incorrect U.S. TIN, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. TIN and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. A non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules are allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from dividend withholding tax or otherwise eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

Certain Reporting Requirements

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of "specified foreign financial assets" includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder's shares of our common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938 for specified foreign financial assets, filing obligations relating to the PFIC rules including possible reporting on IRS Form 8621, and any other applicable reporting requirements.

A U.S. Holder that acquires common shares generally will be required to file Form 926 with the IRS if (1) immediately after the acquisition such U.S. Holder, directly, indirectly, or by attribution, owns at least 10% of the common shares, or (2) the amount of cash transferred in exchange for common shares during the 12-month period ending on the date of the acquisition exceeds US$100,000. Significant penalties may apply for failing to satisfy these filing requirements. U.S. Holders are urged to contact their tax advisors regarding these filing requirements.

Non-U.S. Holders

A non-U.S. Holder is a beneficial owner (other than a partnership or disregarded entity for U.S. federal income tax purposes) of the common shares that is not a U.S. Holder.

Subject to the U.S. backup withholding rules described above, non-U.S. Holders of the common shares generally will not be subject to U.S. withholding tax on distributions with respect to, or gain on sale or disposition of, the common shares.

Non-U.S. Holders who are engaged in a trade or business in the United States who receive payments with respect to the common shares that are effectively connected with such trade or business should consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of the common shares. Individuals who are present in the United States for 183 days or more in any taxable year should also consult their own tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of the common shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO HOLDERS OF OUR COMMON SHARES WITH RESPECT TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF OUR COMMON SHARES. HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

Certain Canadian Federal Income Tax Considerations for United States Residents

The following is a summary of certain Canadian federal income tax considerations generally applicable to the holding and disposition of our securities acquired by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the "ITA") (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm's length with us, and is not affiliated with us, (iii) acquires our common shares and/or Pre-Funded Warrants in this offering and holds such securities as capital property, (iv) does not use or hold the common shares and/or Pre-Funded Warrants, and common shares acquired upon the exercise of Pre-Funded Warrants, in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not a "registered non-resident insurer" or "authorized foreign bank" (each as defined in the ITA), or other holder of special status, and (b) for the purposes of the Canada-U.S. Tax Convention (the "Tax Treaty"), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who otherwise qualifies for the full benefits of the Tax Treaty. Holders who meet all the criteria in clauses (a) and (b) above are referred to herein as "U.S. Holders", and this summary only addresses such U.S. Holders and assumes that such U.S. Holders qualify for benefits under the Tax Treaty and provide the required proof of eligibility for benefits to the required intermediary.

This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions, or other holders of special status or in special circumstances. Such holders, and all other holders who do not meet the criteria in clauses (a) and (b) above, should consult their own tax advisors.

This summary is based on the current provisions of the ITA, the regulations thereunder in force at the date hereof, the current provisions of the Tax Treaty, and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the ITA and regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ significantly from those discussed in this summary.

For the purposes of the ITA, all amounts relating to the acquisition, holding or disposition of our securities must generally be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder, and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, all prospective purchasers (including U.S. Holders as defined above) should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends on our common shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Tax Treaty, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Holder that beneficially owns such dividends and substantiates eligibility for the benefits of the Tax Treaty is generally 15% (unless the beneficial owner is a company that owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is generally reduced to 5%).

Dispositions

A U.S. Holder will generally not be subject to tax under the ITA on a capital gain realized on a disposition or deemed disposition of our common shares and/or Pre-Funded Warrants and common shares acquired upon the exercise of Pre-Funded Warrants, unless the security is "taxable Canadian property" to the U.S. Holder for purposes of the ITA and the U.S. Holder is not entitled to relief under the Tax Treaty.

Generally, our common shares and Pre-Funded Warrants will not constitute "taxable Canadian property" to a U.S. Holder if our common shares are listed on a "designated stock exchange" as defined in the ITA and are so listed at the time of disposition at a particular time unless the following two conditions are met: (A) at any time during the 60 month period immediately preceding the disposition, more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) "Canadian resource properties" (as defined in the ITA), (iii) "timber resource properties" (as defined in the ITA), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists; and (B) at any time during the 60 month period immediately preceding the disposition, the U.S. Holder, persons with whom the U.S. Holder did not deal at arm's length, partnerships in which the U.S. Holder or such non-arm's length person holds a membership interest (either directly or indirectly through one or more partnerships), or the U.S. Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of our company. In addition to the foregoing, in certain other circumstances set out in the ITA, common shares and/or Pre-Funded Warrants and common shares acquired upon the exercise of Pre-Funded Warrants could also be deemed to be "taxable Canadian property". The Company expressed no opinion as to the status of the common shares and/or Pre-Funded Warrants and common shares acquired upon the exercise of Pre-Funded Warrants as taxable Canadian property in the current tax year or in any future tax year. No opinion of legal counsel or ruling from the Canada Revenue Agency concerning the status of the common shares and/or Pre-Funded Warrants and common shares acquired upon the exercise of Pre-Funded Warrants as taxable Canadian property has been obtained or is currently planned to be requested.

U.S. Holders who may hold common shares and/or Pre-Funded Warrants and common shares acquired upon the exercise of Pre-Funded Warrants as "taxable Canadian property" should consult their own tax advisors with respect to the application of Canadian capital gains taxation, any potential relief under the Tax Treaty, and special compliance procedures under the ITA, none of which is described in this summary.

Legal Matters

Certain legal matters relating to this offering will be passed upon for GreenPower by Cozen O'Connor LLP. In addition, certain legal matters in connection with this offering under this prospectus supplement will be passed upon for the underwriters by Dentons US LLP, New York, New York.

Experts

The consolidated financial statements as of March 31, 2024 and 2023 and for the years ended March 31, 2024 and 2023, incorporated by reference into this prospectus supplement, have been so incorporated  in reliance on the report of BDO Canada LLP, of 1100 Royal Centre, 1055 West Georgia Street, P.O. Box 11101, Vancouver, British Columbia, V6E 3P3, Canada, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

Our consolidated statements of financial position as of March 31, 2022, the related consolidated statements of operations and comprehensive loss, changes in equity (deficit) and cash flows for the year ended March 31, 2022 have been incorporated by reference into this prospectus supplement from our annual report for the year ended March 31, 2024 filed with the SEC on July 1, 2024 in reliance on the report of Crowe MacKay LLP, of 1100 - 1177 West Hastings Street, Vancouver British Columbia V6E 4T5, Canada, an independent registered public accounting firm withdrawal pending, which has also been incorporated by reference in this prospectus supplement, given on the authority of said firm as experts in auditing and accounting.

Incorporation of Certain Information by Reference

The SEC allows us to "incorporate by reference" information we have filed with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is deemed to be a part of this prospectus supplement and the accompanying prospectus.

The following documents filed or furnished by our company with the SEC are incorporated into this prospectus supplement by reference:

1. our annual report on Form 20-F for the year ended March 31, 2024, filed on July 1, 2024;

2. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on July 3, 2024 containing our press release;

3. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on July 3, 2024 containing our management's discussion and analysis for the year ended March 31, 2024;

4. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on August 14, 2024 containing our unaudited consolidated condensed interim financial statements for the three months ended June 30, 2024 and June 30, 2023;

5. The Report of Foreign Private Issuer on Form 6-K/A, including exhibits 99.1 and 101, furnished on August 16, 2024 containing the XBRL files for our unaudited consolidated condensed interim financial statements for the three months ended June 30, 2024 and June 30, 2023;

6. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on August 14, 2024 containing our management's discussion and analysis for the three months ended June 30, 2024;

7. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on August 14, 2024 containing our press release;

8. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on August 23, 2024 containing our executive compensation report for the year ended March 31, 2024; and

9. the description of our common shares contained in our registration statement on Form 8-A filed on August 27, 2020, which refers to the description of our common shares contained in our registration statement on Form F-1 filed on August 19, 2020, as amended, including any amendments or reports filed for the purpose of updating such description.

In addition, this prospectus supplement and the accompanying prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the Exchange Act prior to the termination of the offering made by this prospectus supplement and the accompanying prospectus. We may also incorporate by reference into this prospectus supplement and the accompanying prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus supplement and the accompanying prospectus form a part and before the date of termination of any offering hereunder. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document (or part thereof) incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document (or part thereof) that also is or is deemed to be incorporated by reference in this prospectus supplement or in the accompanying prospectus, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. Requests for documents should be directed to GreenPower Motor Company Inc. Suite 240-209 Carrall Street, Vancouver, British Columbia, V6B 2J2, Canada, Attention: CFO, telephone number (604) 563-4144. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

Where You Can Find More Information

We are subject to informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we will be exempt from certain rules under the Securities Exchange Act of 1934 that impose disclosure requirements as well as procedural requirements for proxy solicitations under Section 14 of the Securities Exchange Act of 1934. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as a company that files as a U.S. domestic issuer whose securities are registered under the Exchange Act, nor are we generally required to comply with the SEC's Regulation FD, which restricts the selective disclosure of material non-public information. For as long as we are a "foreign private issuer" we are required to file annual reports on Form 20-F and we intend to furnish our quarterly updates on Form 6-K to the SEC for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act. However, the information we file or furnish is not the same as the information that is required in annual and quarterly reports on Form 10-K or Form 10-Q for U.S. domestic issuers. Accordingly, there may be less information publicly available concerning us than there is for a company that files as a U.S. domestic issuer.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Such filings are available to the public over the internet at the SEC's website at http://www.sec.gov.

Our corporate website address is www.greenpowermotor.com. The information contained on, or that may be accessed through, our corporate website is not part of, and is not incorporated into, this prospectus supplement.

We have filed with the SEC a registration statement on Form F-3 (File No. 333-276209) under the Securities Act with respect to our common shares offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form parts of that registration statement, do not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

Prospectus

GREENPOWER MOTOR COMPANY INC.

$20,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Units

Debt Securities

Share Purchase Contracts
_________________________________

We may offer and sell, from time to time, our common shares, preferred shares, warrants, subscription receipts, units, debt securities or share purchase contracts at prices and on terms that will be determined at the time of any such offering. We may offer and sell any of such securities or any combination of such securities in one or more offerings up to a total dollar amount of $20,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer our securities under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a delayed or continuous basis. The prospectus supplement for each offering will provide the specific terms of the plan of distribution for that offering. For more detailed information, see "Plan of Distribution" beginning on page 23 of this prospectus.

Our common shares are listed for trading on the Nasdaq Capital Market under the symbol "GP" and the TSX Venture Exchange under the symbol "GPV". We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange or other public market. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves significant risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2024.

About This Prospectus

This prospectus is a part of a registration statement that we filed with the United States Securities and Exchange Commission or SEC using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $20,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus under the heading "Incorporation of Certain Information by Reference" and the additional information described under the heading "Where You Can Find More Information".

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus to:

  the terms "we", "us", "our", the "Company" and "GreenPower" refer to GreenPower Motor Company Inc. together, where context requires, with its subsidiaries;
  the term "securities" means the common shares, preferred shares, warrants, subscription receipts, units, debt securities and share purchase contracts described in this prospectus; and
  all reference to "dollars", "$", "USD" or "US$" are to U.S. dollars and all reference to "CDN$" or "C$" are to Canadian dollars.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

About Greenpower Motor Company Inc.

Our Business

We design, build and distribute a full suite of high-floor and low-floor all-electric medium and heavy-duty vehicles, including transit buses, school buses, shuttles, a cargo van and a cab and chassis. We employ a clean-sheet design to manufacture all-electric buses that are purpose built to be battery powered with zero emissions while integrating global suppliers for key components. This original equipment manufacturer ("OEM") platform allows us to meet the specifications of various operators while providing standard parts for ease of maintenance and accessibility for warranty requirements. GreenPower was founded in Vancouver, Canada and operates in the United States out of facilities in southern California and West Virginia. Common shares of GreenPower have been listed on the TSX Venture Exchange since November 2015, and on the Nasdaq stock exchange since August 2020.

We believe our battery-electric commercial vehicles offer fleet operators significant benefits, which include:

• low total cost-of-ownership vs. conventional gas or diesel-powered vehicles;

• lower maintenance costs;

• reduced fuel expenses;

• satisfaction of government mandates to move to zero-emission vehicles; and

• decreased vehicle emissions and reduction in carbon footprint.

We currently sell and lease our vehicles to customers directly and through a network of dealers in different regions of the United States, and directly to customers in Canada. Our all-electric zero-emission vehicles are eligible for various funding programs, vouchers and incentives, including:

• the California Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project ("HVIP") Program;

• the British Columbia Specialty Use Vehicle Program;

• the Transport Canada iMHZEV Program;

• the New York State Voucher Program;

• the New Jersey Zero Emission Program;

• the EPA's Clean School Bus Program;

• the VW Mitigation Trust Fund;

• CARES ACT United States federal funding; and

• California Air Quality Management District funding.

Risk Factors

An investment in our securities involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information contained in or incorporated by reference in this prospectus in evaluating our company and our business before making an investment decision about our company. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

We have not reached profitability and currently have negative operating cash flows.

For the fiscal year ended March 31, 2023, we generated a loss of $(15,043,857) and for the six months ended September 30, 2023, we generated a loss of $(7,069,499) bringing our accumulated deficit to $(67,812,431). We expect significant increases in costs and expenses as we invest in expanding our production and operations. Even if we are successful in increasing revenues from sales of our products, we may be unable to achieve positive cash flow or profitability for a number of reasons, including but not limited to, an inability to control production costs, increases or inflation in our selling general and administrative expenses, and a reduction in our product sales price due to competitive or other factors. An inability to generate positive cash flow and profitability until we reach a sufficient level of sales with positive gross margins that cover operating expenses, or an inability to raise additional capital on reasonable terms, will adversely affect our viability as an operating business. Based on these factors, our ability to achieve our business objectives is subject to material uncertainty which casts substantial doubt upon our ability to continue as a going concern.

We operate in a capital-intensive industry and will require a significant amount of capital to continue operations.

If the revenue from the sale of our electric buses is not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of equity or other securities, or the issuance of additional debt. Financing may not be available at terms that are acceptable to us, if at all.

Our ability to obtain the necessary financing for our business is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities, or substantially change our current operations and plans in order to reduce our cost structure. Our competitors, many of which have raised or who have access to significant capital, may be able to compete more effectively in our markets given their access to capital, if our access to capital does not improve or is further limited. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

There is uncertainty about our ability to continue as a "going concern"

There is substantial doubt about our ability to continue as a going concern. If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our consolidated financial statements. Our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties.

The reduction or elimination of government and economic incentives, funding approval or the delay in the timing of advancing funding that has been approved, in particular in the state of California, could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives for electric vehicles may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

Our vehicles are eligible for vouchers from specific government programs, including but not limited to the HVIP from the California Air Resources Board in partnership with Calstart, the New Jersey Zero-Emission Incentive program, the New York Truck Voucher Incentive Program, or the Specialty-Use Vehicle Incentive Program funded by the Province of British Columbia, Canada. The ability for potential purchasers to receive funding from these programs is subject to the risk of the programs being funded by governments, and the risk of the delay in the timing of advancing funds to the specific programs. To the extent that program funding is not approved, or if the funding is approved but timing of advancing of funds is delayed, subject to cancellation, or otherwise uncertain, this could have a material adverse effect on our business, financial condition, operating results and prospects.

To date the vast majority of our electric vehicle sales have been in the state of California, in part due to subsidies and grants for electric vehicles and electric charging infrastructure available from the California state government. In some cases these grants or subsidies have covered the entire vehicle cost, and in many cases the grants or subsidies have reduced the net cost to our customers to a point that the vehicle is less expensive than purchasing a comparable diesel powered vehicle. Any reduction or elimination of the grants or incentives in the state of California would have a material negative impact on our business, financial condition, operating results and prospects.

We may be involved in litigation or legal proceedings that are deemed to be material and may require recognition as a provision or a contingent liability on our consolidated financial statements.

We may in the future be involved in litigation or legal proceedings that are material and may require recognition as a provision or contingent liability on our consolidated financial statements. We have filed a civil claim against the prior CEO and a director of our company in the Province of British Columbia, and he has filed a response with a counterclaim for wrongful dismissal in the Province of British Columbia. He has also filed a similar claim in the state of California in regards to this matter, and this claim has been stayed pending the outcome of the claim in British Columbia. In addition, a company owned and controlled by a former employee who provided services to a subsidiary company of GreenPower until August 2013 filed a claim for breach of confidence against GreenPower in July 2020. During April 2023, we repossessed 27 EV Stars and 10 EV Star CC's which were previously on lease, after the leases were terminated following a notice of default that was not cured. In addition, we repossessed 1 EV Star from the same customer due to nonpayment. During May 2023, this customer filed a claim in the state of California against us and one of our subsidiaries to which we have filed a response. We do not expect the outcomes of our claims, or the claims filed against us, to be material, and as of the date of this prospectus the resolution of these claims, including the potential timing or financial impact of these claims is inherently uncertain. However, we may in the future determine that these claims become material or we may be subject to other claims that alone or in addition to other claims are considered to be material, and require recognition as a provision or contingent liability on our consolidated financial statements.

The majority of our manufacturing is currently contracted out to third party manufacturers and we are dependent on these manufacturers to operate competitively.

We currently contract out the majority of the manufacturing of our vehicles to third party manufacturers in Asia, with final assembly performed by our employees in North America. As a result, we are dependent on third party manufacturers to manufacture our vehicles according to our specifications and quality, at a competitive cost and within agreed upon timeframes. If our chosen manufacturing vendors are unable or unwilling to perform these functions then our financial results and reputation may suffer, which may prevent us from being able to continue as a going concern. In addition, we are subject to inherent risks involved in shipping our vehicles from these primary manufacturers to our facilities in North America. During the shipping process our vehicles are subject to theft, loss or damage due to a number of factors, some of which we may be unable to insure cost-effectively, if at all.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers' preferred alternative to petroleum-based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.

If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change, we plan to upgrade or adapt our vehicles and introduce new models to continue to provide vehicles with the latest technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles at a competitive price. For example, we do not manufacture battery cells or drive motors which makes us dependent upon suppliers of these products for our vehicles.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial costs.

Others, including our competitors, may hold or obtain patents, copyrights, trademarks or other proprietary rights that could prevent, limit or interfere with our ability to make, use, develop, sell or market our products and services, which could make it more difficult for us to operate our business. From time to time, the holders of such intellectual property rights may assert their rights and urge us to take licenses, and/or may bring suits alleging infringement or misappropriation of such rights. We may consider the entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses could significantly increase our operating expenses. In addition, if we are determined to have infringed upon a third party's intellectual property rights, we may be required to cease making, selling or incorporating certain components or intellectual property into the goods and services we offer, to pay substantial damages and/or license royalties, to redesign our products and services, and/or to establish and maintain alternative branding for our products and services. In the event that we were required to take one or more such actions, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success depends on the efforts, abilities and continued service of our executive officers and management. A number of these key employees have significant experience in the electric vehicle industry, and valuable relationships with our suppliers, customers, and other industry participants. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may be unable to locate and hire a suitable replacement. We have not obtained any "key person" insurance on any of our executives or managers.

We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws, regulations or requirements could have a material adverse effect on our company and its operating results.

Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have our current or future electric vehicles satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

If our vehicles fail to perform as expected, our ability to continue to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use technologically complex battery management software to operate. Given the inherent complexity of this software, it may contain defects and errors which would adversely impact the operation of our vehicles. While we have performed extensive testing of our vehicles, we currently have a limited frame of reference to evaluate the performance of our vehicles in the hands of our customers under a range of operating conditions.

We may not succeed in establishing, maintaining and strengthening the GreenPower brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the GreenPower brand. Any failure to develop, maintain and strengthen our brand may materially and adversely affect our ability to sell our planned electric vehicles. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to expand our customer base. Promoting and positioning our brand will depend significantly on our ability to provide high quality electric vehicles and maintenance and repair services, and we have limited experience in these areas. In addition, we expect that our ability to develop, maintain and strengthen the GreenPower brand will also depend heavily on the success of our marketing efforts. To date, we have limited experience with marketing activities as we have relied primarily on the internet, word of mouth and attendance at industry trade shows to promote our brand. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses. We operate in a competitive industry, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in the United States, Japan and the European Union have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

We are dependent on our suppliers, many of which are single-source suppliers, and the inability of these suppliers to deliver necessary components of our products according to our schedule and at prices, quality levels and volumes acceptable to us, or our inability to efficiently manage these components, could have a material adverse effect on our financial condition and operating results.

Our products contain numerous purchased parts which we source globally directly from suppliers, many of which are single-source suppliers, although we attempt to qualify and obtain components from multiple sources whenever feasible. Any significant increases in our production may require us to procure additional components in a short amount of time, and in the past we have also replaced certain suppliers because of their failure to provide components that met our quality control standards or our timing requirements. If any of our single source suppliers is unable to deliver components to us there is no assurance that we will be able to secure additional or alternate sources of supply for our components or develop our own replacements in a timely manner, if at all. If we encounter unexpected difficulties with key suppliers, and if we are unable to fill these needs from other suppliers, we could experience production delays and potential loss of access to important technology and parts for producing, servicing and supporting our products.

This limited, and in many cases single source, supply chain exposes us to multiple potential sources of delivery failure or component shortages for production of our products. Furthermore, unexpected changes in business conditions, materials pricing, labor issues, wars, governmental changes, and natural disasters could also affect our suppliers' ability to deliver components to us on a timely basis. The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to product design changes and delays in product deliveries to our customers, which could hurt our relationships with our customers and result in negative publicity, damage to our brand and a material and adverse effect on our business, prospects, financial condition and operating results.

Changes in our supply chain may lead to an increased cost for our products. We have also experienced cost increases from certain of our suppliers in order to meet our quality targets and timelines as well as due to our design changes, and we may experience similar cost increases in the future. Certain suppliers have sought to renegotiate the terms of supply arrangements. Additionally, we are negotiating with existing suppliers for cost reductions and are seeking new and less expensive suppliers for certain parts. If we are unsuccessful in our efforts to control and reduce supplier costs, our operating results will suffer.

There is no assurance that our suppliers will be able to sustainably and timely meet our cost, quality and volume needs. Furthermore, if the scale of our vehicle production increases, we will need to accurately forecast, purchase, warehouse and transport to our manufacturing facilities components at much higher volumes. If we are unable to accurately match the timing and quantities of component purchases to our actual needs, or successfully manage our inventory to accommodate the increased complexity in our supply chain, we may incur unexpected production disruption, storage, transportation and write-off costs, which could have a material adverse effect on our financial condition and operating results.

If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We are expecting significant growth in sales, and are currently expanding our employees, facilities and infrastructure in order to accommodate this growth. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

• training new personnel;

• forecasting production and revenue;

• controlling expenses and investments in anticipation of expanded operations;

• establishing or expanding manufacturing, sales and service facilities;

• implementing and enhancing administrative infrastructure, systems and processes;

• addressing new markets; and

• establishing international operations.

We intend to continue to hire a number of additional personnel, including manufacturing personnel and service technicians for our electric vehicles. There is significant competition for individuals with experience manufacturing and servicing electric vehicles, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry for employees to belong to a union. Having a unionized workforce may result in higher employee costs and increased risk of work stoppages. Additionally, we are in the process of expanding our in-house manufacturing capabilities and increasing the number of employees in this area. If our employees engaged in manufacturing were to unionize, this may increase our future production costs and negatively impact our gross margins and financial results.

We also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs within our business or in one of our key suppliers, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results and financial condition.

We may become subject to product liability or warranty claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability or warranty claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given our vehicles have only been operating for a short period of time. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business which would have a material adverse effect on our brand, business, prospects and operating results.

Global economic conditions could materially adversely impact demand for our products and services.

Our operations and performance depend significantly on economic conditions. Uncertainty about global economic conditions could result in customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for our products and services and, accordingly, on our business, results of operations or financial condition.

Goods imported to the U.S. from China are subject to significant import tariffs, and these tariffs negatively impact our financial performance, financial position, and financial results.

The United States and China signed a trade agreement in January 2020 that led to the implementation of tariffs on several hundred billion dollars of annual Chinese imports to the United States. Our vehicles include parts and components imported from China, and tariffs are applied to imports of these products to the United States. These tariffs have increased the cost of our vehicles imported to the United States and have had and will continue to have a negative impact on our gross margins, profitability, financial performance and financial position. Any escalation of the tariffs on imported goods from China to the United States will cause further negative impacts to our gross margin, profitability, financial performance and financial position.

We rely on global shipping for our vehicles that are produced at contract manufacturers, and for certain parts and components sourced from our global network of suppliers. We have experienced increased shipping costs and have experienced shipping constraints which increased our costs and prevented us from delivering vehicles to customers on a timely basis. A continuation or escalation of these trends may negatively impact our financial results and ability to grow our business.

Shipping costs have grown significantly since the fall of 2020 due to a number of factors, including strong international trade growth, imbalances in global trade, port congestion, port closures, vessel delays and other factors.

We rely on global shipping for vehicles that we produce at contract manufacturers, and for certain parts and components sourced from our global network of suppliers. We have experienced an increase in shipping costs and have experienced delays of deliveries of parts and components from our global suppliers, and on vehicles arriving from our contract manufacturers. While these delays and cost increases are not currently at a level that they have caused a material disruption or negative impact to our profitability, these delays and costs may increase to a point that they may negatively impact our financial results and ability to grow our business.

Our line of credit contains covenant restrictions that may limit our ability to access funds on the line of credit or engage in other commercial activities.

The terms of our line of credit contains, and future debt agreements we enter into may contain, covenant restrictions that limit our ability to incur additional debt or issue guarantees, create liens, and make certain dispositions of property or assets. As a result of these covenants, our ability to respond to changes in business and economic conditions and engage in beneficial transactions, including obtaining additional financing as needed, may be restricted. Furthermore, our failure to comply with our debt covenants could result in a default under our line of credit, which would permit the lender to demand repayment.

The demand for commercial zero-emission electric vehicles depends, in part, on the continuation of current trends resulting from historical dependence on fossil fuels. Extended periods of low diesel or other petroleum-based fuel prices could adversely affect demand for electric vehicles, which could adversely affect our business, prospects, financial condition and operating results.

We believe that much of the present and projected demand for commercial zero-emission electric vehicles results from concerns about volatility in the cost of petroleum-based fuel, the dependency of the United States on oil from unstable or hostile countries, government regulations and economic incentives promoting fuel efficiency and alternative forms of energy, as well as the belief that poor air quality and climate change results in part from the burning of fossil fuels. If the cost of petroleum-based fuel decreased significantly, or the long-term supply of oil in the United States improved, the government may eliminate or modify its regulations or economic incentives related to fuel efficiency and alternative forms of energy. If there is a change in the perception that the burning of fossil fuels does not negatively impact the environment, the demand for commercial zero-emission electric vehicles could be reduced, and our business and revenue may be harmed. Diesel and other petroleum-based fuel prices have been extremely volatile, and we believe this continuing volatility will persist. Lower diesel or other petroleum-based fuel prices over extended periods of time may lower the current perception in government and the private sector that cheaper, more readily available energy alternatives should be developed and produced. If diesel or other petroleum-based fuel prices remain at deflated levels for extended periods of time, the demand for commercial electric vehicles may decrease, which could have an adverse effect on our business, prospects, financial condition and operating results.

We may be compelled to undertake product recalls.

Any product recall in the future may result in adverse publicity, damage to our brand and may adversely affect our business, prospects, operating results and financial condition. We may at various times, voluntarily or involuntarily, initiate a recall if any of our electric vehicle components prove to be defective. Such recalls, voluntary or involuntary, involve significant expense and diversion of management attention and other resources, which would adversely affect our brand image in our target markets and could adversely affect our business, prospects, financial condition and results of operations.

Security breaches and other disruptions to our information technology networks and systems could substantially interfere with our operations and could compromise the confidentiality of our proprietary information, notwithstanding the fact that no such breaches or disruptions have materially impacted us to date.

We rely upon information technology systems and networks, some of which are managed by third-parties, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities, including supply chain management, manufacturing, invoicing and collection of payments from our customers. Additionally, we collect and store sensitive data, including intellectual property, proprietary business information, the proprietary business information of our suppliers, as well as personally identifiable information of our employees, in data centers and on information technology systems. The secure operation of these information technology systems, and the processing and maintenance of this information, is critical to our business operations and strategy. Despite security measures and business continuity plans, our information technology systems and networks may be vulnerable to damage, disruptions or shutdowns due to attacks by hackers or breaches due to errors or malfeasance by employees, contractors and others who have access to our networks and systems, or other disruptions during the process of upgrading or replacing computer software or hardware, hardware failures, software errors, third-party service provider outages, power outages, computer viruses, telecommunication or utility failures or natural disasters or other catastrophic events. The occurrence of any of these events could compromise our systems and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability or regulatory penalties under laws protecting the privacy of personal information, disrupt operations and reduce the competitive advantage we hope to derive from our investment in technology. Our insurance coverage may not be available or adequate to cover all the costs related to significant security attacks or disruptions resulting from such attacks.

Our electric vehicles make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have occasionally been observed to catch fire or vent smoke and flames. If such events occur in our electric vehicles, we could face liability associated with our warranty, for damage or injury, adverse publicity and a potential safety recall, any of which would adversely affect our business, prospects, financial condition and operating results.

The battery packs in our electric vehicles use lithium-ion cells, which have been used for years in laptop computers and cell phones. Highly publicized incidents of laptop computers and cell phones bursting into flames have focused consumer attention on the safety of these cells. These events also have raised questions about the suitability of these lithium-ion cells for automotive applications. There can be no assurance that a field failure of our battery packs will not occur, which would damage the vehicle or lead to personal injury or death and may subject us to lawsuits. Furthermore, there is some risk of electrocution if individuals who attempt to repair battery packs on our vehicles do not follow applicable maintenance and repair protocols. Any such damage or injury would likely lead to adverse publicity and potentially a safety recall. Any such adverse publicity could adversely affect our business, prospects, financial condition and operating results.

Risks Related to Our Securities

There is currently no market through which our securities, other than our common shares, may be sold.

There is currently no market through which our securities, other than our common shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of our securities, other than our common shares, in the secondary market, the transparency and availability of trading prices, the liquidity of our securities and the extent of issuer regulation.

Because we can issue additional common shares or preferred shares, our shareholders may experience dilution in the future.

We are authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. Our board of directors has the authority to cause us to issue additional common shares or preferred shares and to determine the special rights and restrictions of the shares of one or more series of our preferred shares, without consent of our shareholders. The issuance of any such securities may result in a reduction of the book value or market price of our common shares. Given the fact that we have not achieved profitability or generated positive cash flow historically, and we operate in a capital intensive industry with significant working capital requirements, we may be required to issue additional common equity or securities that are dilutive to existing common shares in the future in order to continue its operations. Our efforts to fund our intended business plan may result in dilution to existing shareholders. Further, any such issuances could result in a change of control or a reduction in the market price for our common shares.

The market price of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our common shares are listed on the Nasdaq Capital Market and the TSX Venture Exchange. Trading of our common shares on the Nasdaq Capital Market or the TSX Venture Exchange is often characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects.

The price of our common shares has fluctuated significantly. This volatility could depress the market price of our common shares for reasons unrelated to operating performance. The market price of our common shares could decline due to the impact of any of the following factors upon the market price of our common shares:

• sales or potential sales of substantial amounts of our common shares;

• announcements about us or about our competitors;

• litigation and other developments relating to our company or those of our suppliers or our competitors;

• conditions in the automobile industry;

• governmental regulation and legislation;

• variations in our anticipated or actual operating results;

• change in securities analysts' estimates of our performance, or our failure to meet analysts' expectations;

• change in general economic conditions or trends;

• changes in capital market conditions or in the level of interest rates; and

• investor perception of our industry or our prospects.

Many of these factors are beyond our control. The stock markets in general, and the market price of common shares of vehicle companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common shares, regardless of our actual operating performance.

Volatility in our common share price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the foreseeable future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources away from the day to day business operations.

A prolonged and substantial decline in the price of our common shares could affect our ability to raise further working capital, thereby adversely impacting our ability to continue operations.

A prolonged and substantial decline in the price of our common shares could result in a reduction in the liquidity of our common shares and a reduction in our ability to raise capital. Because we plan to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common shares could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our shares. If we are unable to raise the funds we require for all our planned operations and to meet our existing and future financial obligations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may go out of business.

Because we do not intend to pay any cash dividends on our common shares in the near future, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them.

Forward-Looking Statements

This prospectus, any prospectus supplement and the information and documents incorporated by reference into this prospectus contain or will contain forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or "continue" or the negative of these terms or other comparable terminology. The forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance and other statements that are not statements of fact. The forward‐looking statements are made only as of the date of this prospectus, any prospectus supplement or the documents incorporated by reference into this prospectus, as applicable. The forward‐looking statements include, but are not limited to, statements with respect to:

• our intentions, plans and future actions;

• statements relating to our business and future activities;

• anticipated developments in our operations;

• our market position, ability to compete and future financial or operating performance;

• the timing and amount of funding required to execute our business plans;

• capital expenditures;

• the effect of any changes to existing or new legislation or policy or government regulation to our company;

• the availability of labour;

• requirements for additional capital;

• goals, strategies and future growth;

• the adequacy of financial resources; and

• expectations regarding revenues, expenses and anticipated cash needs.

Our actual results, performance or achievements could differ materially from those anticipated in the forward-looking statements as a result of the risk factors set forth under the heading "Risk Factors", including, but not limited to, risks related to: (i) our ability to generate sufficient cash flow from operations and obtain financing, if needed, on acceptable terms or at all; (ii) general economic, financial market and regulatory conditions in which we operate; (iii) the yield from our operations; (iv) consumer interest in our products; (v) competition; (vi) anticipated and unanticipated costs; (vii) government regulation of our products and operations; (viii) the timely receipt of any required regulatory approvals; (ix) our ability to obtain qualified staff, equipment and services in a timely and cost efficient manner; (x) our ability to conduct operations in a safe, efficient and effective manner; and (xi) our plans and timeframe for completion of such plans.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by applicable law, including the securities laws of the United States and Canada, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

The Offering

We may offer and sell, from time to time, our common shares, preferred shares, warrants, subscription receipts, units, debt securities or share purchase contracts at prices and on terms that will be determined at the time of any such offering. We may offer and sell any of such securities or any combination of such securities in one or more offerings up to a total dollar amount of $20,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer our securities under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Capitalization and Indebtedness

Our authorized capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. As of February 2, 2024, we had 24,991,162 common shares issued and outstanding and no preferred shares issued and outstanding.

The table below sets forth our total indebtedness and shows the capitalization of our company as of September 30, 2023:

As at September 30, 2023

Actual

Liabilities	$33,032,623

Equity (deficit)
Share capital	$76,239,963
Reserves	14,049,178
Accumulated other comprehensive loss	(126,725)
Accumulated deficit	(67,812,431)
Total Equity (deficit)	$22,349,985

Total liabilities and equity	$55,382,608

Use of Proceeds

Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of any securities pursuant to this prospectus for general corporate and working capital requirements, including to fund ongoing operations, growth initiatives and/or working capital requirements, to repay indebtedness outstanding from time to time (if any), to complete one or more future acquisitions of companies, businesses, technologies, intellectual property and/or other assets or for other corporate purposes, all as set forth in the prospectus supplement relating to the offering of the securities.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such securities, unless otherwise stated in the applicable prospectus supplement.

Description of Share Capital

Our authorized share capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value.

Common Shares

Holders of our common shares are entitled to vote one vote for each share held at all meetings of our shareholders, to receive any dividend declared by our board of directors and, to receive the remaining property of our company upon dissolution. None of our common shares are subject to any call or assessment nor pre-emptive or conversion rights. There are no provisions attached to our common shares for redemption, purchase for cancellation, surrender or sinking or purchase funds.

Preferred Shares

Our preferred shares may include one or more series and, subject to the Business Corporations Act (British Columbia), the directors of our company may, by resolution, if none of the shares of any particular series are issued, alter articles of our company and authorize the alteration of the notice of articles of our company, as the case may be, to do one or more of the following:

• determine the maximum number of shares of that series that our company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

• create an identifying name for the shares of that series, or alter any such identifying name; and

• attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

The holders of our preferred shares are entitled, on the liquidation or dissolution of our company, whether voluntary or involuntary, or on any other distribution of the assets of our company among shareholders of our company for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of our common shares or any other shares of our company ranking junior to our preferred shares with respect to the repayment of capital on the liquidation or dissolution of our company, whether voluntary or involuntary, or on any other distribution of the assets of our company among shareholders of our company for the purpose of winding up its affairs, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose will be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of our preferred shares of the amounts so payable to them, they will not, as such, be entitled to share in any further distribution of the property or assets of our company, except as specifically provided in the special rights and restrictions attached to any particular series. All assets remaining after payment to the holders of our preferred shares as aforesaid will be distributed rateably among the holders of our common shares.

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the directors, holders of our preferred shares are not entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of our company

Dividend Policy

There is no dividend restriction; however, we have not declared any dividends since our inception and do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Any future payment of dividends or distributions will be determined by our board of directors on the basis of our earnings, financial requirements and other relevant factors.

Description of Debt Securities

The following description of the terms of debt securities sets forth certain general terms and provisions of debt securities we may offer. The particular terms and provisions of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement in respect of such debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt securities may be offered separately or in combination with one or more of our other securities. We may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

The debt securities will be issued under one or more indentures (each, a "Trust Indenture"), in each case between us and a financial institution or trust company.

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. The particular terms and provisions of the debt securities and a description of how the general terms and provisions described below may apply to the debt securities will be included in the applicable prospectus supplement.

General

The applicable Trust Indenture will not limit the aggregate principal amount of debt securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that we may incur. The applicable Trust Indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations.

We may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. The applicable Trust Indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

Any prospectus supplement for debt securities supplementing this prospectus will contain the specific terms and other information with respect to the debt securities being offered thereby, including, but not limited to, the following:

• the designation, aggregate principal amount and authorized denominations of such debt securities;

• the percentage of principal amount at which the debt securities will be issued;

• whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

• whether the payment of the debt securities will be guaranteed by any other person;

• the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

• whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

• the place or places that we will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

• whether and under what circumstances that we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms that we will have the option to redeem the debt securities rather than pay the additional amounts;

• whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;

• whether we may redeem the debt securities at its option and the terms and conditions of any such  redemption;

• the denominations in which we will issue any registered and unregistered debt securities;

• the currency or currency units for which debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars) or if payments on the debt securities will be made by delivery of our common shares, preferred shares or other property;

• whether payments on the debt securities will be payable with reference to any index or formula;

• if applicable, our ability to satisfy all or a portion of any redemption of the debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of our securities or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

• whether the debt securities will be issued as global securities (defined below) and, if so, the identity of the depositary for the global securities;

• whether the debt securities will be issued as unregistered securities (with or without coupons), registered securities or both;

• the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which, and the currency or currency units in which, the debt securities are payable;

• any events of default or covenants applicable to the debt securities;

• any terms under which debt securities may be defeased, whether at or prior to maturity;

• whether the holders of any series of debt securities have special rights if specified events occur;

• any mandatory or optional redemption or sinking fund or analogous provisions;

• the terms, if any, for any conversion or exchange of the debt securities for any other securities;

• rights, if any, on a change of control;

• provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;

• the trustee under the Trust Indenture pursuant to which the debt securities are to be issued;

• whether we will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and

• any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

We reserve the right to include in a prospectus supplement specific terms pertaining to the debt securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or has a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit.

Unless otherwise indicated in the applicable prospectus supplement, we may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be our direct unsecured obligations. The debt securities will be our senior or subordinated indebtedness as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and ratably with all of our other unsecured indebtedness from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to our senior indebtedness as described in the applicable prospectus supplement, and they will rank equally and ratably with our other subordinated indebtedness from time to time issued and outstanding as described in the applicable prospectus supplement. We reserve the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable prospectus supplement, debt securities of any series may be issued in whole or in part in the form of one or more global securities ("Global Securities") registered in the name of a designated clearing agency (a "Depositary") or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee ("Participants"). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the debt securities or us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the debt securities represented by a Global Security will be made by us to the Depositary or its nominee. We expect that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder's interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as depositary and we are unable to locate a qualified successor; (ii) we at our option elect, or are required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the debt securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry debt securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

We, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the debt securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Depositary Participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any debt securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

In the event that the debt securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than a Global Security) will be made at the office or agency of the Trustee or, at our option, by us by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

Description of Warrants

General

This section describes the general terms that will apply to any warrants for the purchase of our common shares, preferred shares or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

• the designation and aggregate number of equity warrants;

• the price at which the equity warrants will be offered;

• the currency or currencies in which the equity warrants will be offered;

• the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

• the number of our common shares or preferred shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which our common shares or preferred shares may be purchased upon exercise of each equity warrant;

• the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

• whether we will issue fractional shares;

• whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

• the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

• the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

• whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

• material federal income tax consequences of owning the equity warrants;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity    warrants; and

• any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

• the designation and aggregate number of debt warrants;

• the price at which the debt warrants will be offered;

• the currency or currencies in which the debt warrants will be offered;

• the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

• the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

• the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

• the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

• the minimum or maximum amount of debt warrants that may be exercised at any one time;

• whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

• material federal income tax consequences of owning the debt warrants;

• whether we have applied to list the debt warrants or the underlying debt securities on an exchange;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

• any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Description of Units

We may issue units, which may consist of one or more of our common shares, preferred shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

• the designation and aggregate number of units being offered;

• the price at which the units will be offered;

• the designation, number and terms of the securities comprising the units and any agreement governing the units;

• the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

• whether we will apply to list the units or any of the individual securities comprising the units on any exchange;

• material federal income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

• any other material terms or conditions of the units.

Description of Subscription Receipts

We may issue subscription receipts separately or in combination with one or more other securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the "Release Conditions") and for no additional consideration, our common shares, preferred shares, warrants, debt securities or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), the material terms of which will be described in the applicable prospectus supplement, each to be entered into between us and an escrow agent (the "Escrow Agent") that will be named in the relevant prospectus supplement. Each Escrow Agent will be authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

• the designation and aggregate number of subscription receipts being offered;

• the price at which the subscription receipts will be offered;

• the designation, number and terms of our common shares, preferred shares, warrants and/or debt securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

• the Release Conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, our common shares, preferred shares, warrants and/or debt securities;

• the procedures for the issuance and delivery of our common shares, preferred shares, warrants and/or debt securities to holders of the subscription receipts upon satisfaction of the Release Conditions;

• whether any payments will be made to holders of subscription receipts upon delivery of our common shares, preferred shares, warrants and/or debt securities upon satisfaction of the Release Conditions;

• the identity of the Escrow Agent;

• the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

• the terms and conditions pursuant to which the Escrow Agent will hold our common shares, preferred shares, warrants and/or debt securities pending satisfaction of the Release Conditions;

• the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions;

• if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

• procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

• any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which such subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

• any entitlement of GreenPower to purchase the subscription receipts in the open market by private agreement or otherwise;

• whether we will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;

• whether we will issue the subscription receipts as unregistered bearer securities, as registered securities or both;

• provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of our common shares, preferred shares, warrants or our other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of our assets or any distribution of property or rights to all or substantially all of the holders of our common shares or preferred shares;

• whether we will apply to list the subscription receipts on any exchange;

• material federal income tax consequences of owning the subscription receipts; and

• any other material terms or conditions of the subscription receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of our company. Holders of subscription receipts are entitled only to receive common shares, preferred shares, warrants and/or debt securities on exchange of their subscription receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common shares, preferred shares, warrants and or debt securities may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts without the consent of the holders of the subscription receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

Description of Share Purchase Contracts

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of our common shares, as applicable, at a future date or dates, and including by way of instalment.

The price per common share and the number of common shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders' obligations to purchase our common shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of our company. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in applicable prospectus supplement. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, common shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of common shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

Income Tax Considerations

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada acquiring, owning and disposing of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

Plan of Distribution

General

We may offer and sell the securities described in this prospectus through underwriters, dealers or agents, or directly to one or more purchasers or through a combination of these methods, and we may engage in "at the market" offerings into an existing trading market as contemplated in Rule 415(a)(4) under the Securities Act of 1933, as amended. The applicable prospectus supplement will describe the terms of the offering of the securities, including, without limitation:

• the name or names of any underwriters, dealers or agents, if any;

• the purchase price of the securities and the proceeds we will receive from the sale;

• any underwriting discounts and other items constituting underwriters' compensation;

• any compensation to underwriters, dealers or agents in connection with the offering; and

• any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

• a fixed price or prices, which may be changed;

• market prices prevailing at the time of sale;

• varying prices determined at the time of sale related to such prevailing market prices; or

• other negotiated prices.

Underwriters, dealers or agents, if any, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business. If material, we will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

By Underwriters

If we use underwriters in the sale of the securities, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission for various services relating to the offering of the securities.

By Dealers

If we use a dealer in the sale of the securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

By Agents

We may sell the securities directly or through agents we designate from time to time.

Direct Sales

We may sell the securities directly at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

Compensation of Underwriters, Dealers or Agents

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Delayed Delivery Contracts

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Stabilization and Other Transactions

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities that we sell to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Indemnification

Underwriters, dealers or agents who participate in the distribution of securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian and United States securities laws, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Trading

Our common shares are listed for trading in Canada on the TSX Venture Exchange under the symbol "GPV" and are also traded on the Nasdaq Capital Market in the United States under the symbol "GP".

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than any underwriting discounts and commission, payable by us in connection with the issuance and distribution of the securities being offered hereunder. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fee	$2,952

Accounting fees and expenses	*

Legal fees and expenses	*

Printing fees and expenses	*

Trustee fees and expenses	*

Transfer agent and registrar fees and expenses		*

Miscellaneous fees and expenses		*

Total	$	*

* These fees and expenses depend on the securities offered and the number of issuances and cannot be estimated at this time.

Share Capital

We are authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. On September 30, 2023, we had 24,950,805 common shares outstanding and nil preferred shares outstanding. On February2, 2024, we had 24,991,162 common shares outstanding and nil preferred shares outstanding. All of our common shares issued and outstanding were fully paid and non-assessable. There are no shares not representing capital. Our company or subsidiaries do not own any shares of our company.

On April 1, 2023, we had 23,148,038 common shares issued and outstanding. During the year ended March 31, 2023, we issued a total of 1,568,590 common shares, including 1,565,268 shares issued under the sales agreement dated September 16, 2022 with Roth Capital Partners, LLC, and 3,322 shares from the exercise of options.

More than 10% of our capital has not been paid for with assets other than cash within the past five years.

Warrants

As at September 30, 2023 and as at February 2, 2024, we did not have any outstanding warrants to purchase our common shares.

Stock Options

As at September 30, 2023, we had the following outstanding stock options to purchase our common shares:

Expiry Date	Exercise Price	Number
November 30, 2023	CDN$3.01	50,000
February 12, 2024	CDN$3.50	71,787
January 30, 2025	CDN$2.59	248,926
February 11, 2025	CDN$8.32	50,000
July 3, 2025	CDN$4.90	14,999
November 19, 2025	US$20.00	300,000
December 4, 2025	US$20.00	20,000
May 18, 2026	CDN$19.62	64,450
December 10, 2026	CDN$16.45	527,000
July 4, 2027	CDN$4.25	15,000
November 2, 2027	US$2.46	10,000

February 14, 2028	CDN$3.80	637,500
March 28, 2028	CDN$2.85	50,000
Total Outstanding		2,059,662

As at February 2, 2024, we had the following outstanding stock options to purchase our common shares:

Expiry Date	Exercise Price	Number
February 12, 2024	CDN$3.50	57,144
January 30, 2025	CDN$2.59	238,212
February 11, 2025	CDN$8.32	50,000
July 3, 2025	CDN$4.90	14,999
November 19, 2025	US$20.00	300,000
December 4, 2025	US$20.00	20,000
May 18, 2026	CDN$19.62	64,450
December 10, 2026	CDN$16.45	527,000
July 4, 2027	CDN$4.25	15,000
November 2, 2027	US$2.46	10,000
February 14, 2028	CDN$3.80	637,500
Total Outstanding		1,934,305

Other Convertible Obligations or Other Outstanding Equity-Linked Securities, or Subscription Rights

We do not have any other convertible obligations or other outstanding equity-linked securities or subscription rights.

Issuances of Common Shares

During the last three years, we have issued the following securities:

On January 9, 2024 we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$3.50 per share for gross proceeds of CDN$50,001.

On December 15, 2023 we issued 7,500 common shares pursuant to the exercise of 7,500 incentive stock options at a weighted average price of CDN$2.63 per share for gross proceeds of CDN$19,750.

On November 21, 2023, we issued 15,000 common shares pursuant to the exercise of 15,000 incentive stock options at a price of CDN$3.01 per share, for gross proceeds of CDN$45,150.

On October 3, 2023, we issued 3,571 common shares pursuant to the exercise of 3,571 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$9,249.

On August 24, 2023, we issued 2,500 common shares pursuant to the exercise of 2,500 incentive stock options at a price of CDN$3.80 per share, for gross proceeds of CDN$9,500.

On May 1, 2023, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$50,001.

On April 24, 2023, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$50,001.

On April 13, 2023, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$50,001.

On March 28, 2023, we granted 100,000 incentive stock options to employees, all of which are exercisable at a price of CDN$2.85 per share. The incentive stock options have a term of five years, and 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date.

On February 14, 2023, we granted 660,00 incentive stock options, all of which are exercisable at a price of CDN$3.80 per share and have a term of five years. 225,000 of the stock options were granted to employees, of which 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date. 435,000 of the stock options were granted to directors, the CFO, and a consultant, of which 25% vest 4 months after the grant date, 25% vest six months after the grant date, 25% vest nine months after the grant date and 25% vest one year after the grant date.

On November 2, 2022, we granted 60,000 incentive stock options to employees, all of which are exercisable at a price of US$2.46 per share. The incentive stock options have a term of five years, and 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date.

On July 4, 2022, we granted 15,000 incentive stock options to an employee, all of which are exercisable at a price of CDN$4.25 per share. The incentive stock options have a term of five years, and 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date.

On April 28, 2022, we issued 2,857 common shares pursuant to the exercise of 2,857 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$10,000.

On April 25, 2022, we issued 465 common shares pursuant to the exercise of 465 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$1,204.

On March 28, 2022, we issued 57,143 common shares pursuant to the exercise of 57,143 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$300,001.

On March 9, 2022, we issued 142,857 common shares pursuant to the exercise of 142,857 warrants at an exercise price of CDN$4.20 per share for gross proceeds of CDN$599,999.

On March 4, 2022, we issued 542,857 common shares pursuant to the exercise of 542,857 warrants at an exercise price of CDN$4.20 per share for gross proceeds of CDN$2,279,999.

On February 24, 2022, we issued 85,714 common shares pursuant to the exercise of 85,714 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$449,999.

On February 22, 2022, we issued 5,357 common shares pursuant to the exercise of 5,357 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$13,875.

On February 11, 2022, we granted 50,000 incentive stock options to a consultant, all of which are exercisable at a price of CDN$8.32 per share. The incentive stock options have a term of three years, and are exercisable after 6 months.

On January 28, 2022, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$75,002.

On January 28, 2022, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$75,002.

On January 25, 2022, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$75,002.

On January 10, 2022, we issued 1,785 common shares pursuant to the exercise of 1,785 incentive stock options at a price of CDN$4.90 per share, for gross proceeds of CDN$8,747.

On January 10, 2022, we issued 4,464 common shares pursuant to the exercise of 4,464 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$11,562.

On January 10, 2022, we issued 1,786 common shares pursuant to the exercise of 1,786 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$6,251.

On January 6, 2022, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$75,002.

On December 23, 2021, we issued 10,000 common shares pursuant to the exercise of 10,000 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$25,900.

On December 21, 2021, we issued 4,286 common shares pursuant to the exercise of 4,286 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$15,001.

On December 20, 2021, we issued 2,857 common shares pursuant to the exercise of 2,857 incentive stock options at a price of CDN$4.90 per share, for gross proceeds of CDN$13,999.

On December 20, 2021, we issued 7,143 common shares pursuant to the exercise of 7,143 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$18,500.

On December 20, 2021, we issued 1,071 common shares pursuant to the exercise of 1,071 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$3,749.

On December 10, 2021, we issued 10,714 common shares pursuant to the exercise of 10,714 incentive stock options at a price of CDN$3.15 per share, for gross proceeds of CDN$33,749.

On December 10, 2021, we granted 693,000 incentive stock options, all of which are exercisable at a price of CDN$16.45 per share and have a term of five years. 278,000 of the stock options were granted to employees, of which 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date. 415,000 of the stock options were granted to Directors, the CFO, and two consultants, of which 25% vest 4 months after the grant date, 25% vest six months after the grant date, 25% vest nine months after the grant date and 25% vest one year after the grant date.

On October 12, 2021, we issued 71,429 common shares pursuant to the exercise of 71,429 incentive stock options at a price of CDN$4.34 per share, for gross proceeds of CDN$310,002.

During October 2021, we issued 44,642 common shares pursuant to the exercise of 44,642 warrants at a price of CDN$3.50 per share, for gross proceeds of CDN$156,247.

During the three months ended September 30, 2021, we issued 8,929 common shares upon exercise of stock options at a weighted average exercise price of CDN$4.44 per share for gross proceeds of CDN$39,626.

During the three months ended September 30, 2021, we issued 500,000 common shares pursuant to the exercise of 500,000 warrants at an exercise price of CDN$3.50 per share for gross proceeds of CDN$1,750,000.

During the three months ended September 30, 2021, we issued 66,729 common shares pursuant to the exercise of 66,729 warrants at an exercise price of $2.6677 per share for gross proceeds of $178,013.

During the three months ended June 30, 2021, we issued 628,571 common shares pursuant to the exercise of 628,571 warrants at a price of CDN$4.55 per share, for gross proceeds of CDN$2,859,998.

On May 18, 2021, we granted 173,650 incentive stock options to employees, all of which are exercisable at a price of CDN$19.62 per share. The incentive stock options have a term of five years, and 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date.

During the three months ended March 31, 2021, we issued 112,710 common shares pursuant to the exercise of 112,710 warrants at a price of $2.6677 per share, for gross proceeds of $300,676.

During the three months ended March 31, 2021, we issued 21,429 common shares pursuant to the exercise of 21,429 warrants at a price of CDN$3.50 per share, for gross proceeds of CDN$75,002.

During the three months ended March 31, 2021, we issued 120,001 common shares upon exercise of stock options at a weighted average exercise price of CDN$2.45 per share for gross proceeds of CDN$294,002.

During the three months ended March 31, 2021, we issued 5,357 common shares upon exercise of stock options at a weighted average exercise price of CDN$3.50 per share for gross proceeds of CDN$18,750.

During the three months ended March 31, 2021, we issued 9,821 common shares upon exercise of stock options at a weighted average exercise price of CDN$2.59 per share for gross proceeds of CDN$25,436.

During the three months ended March 31, 2021, we issued 8,929 common shares upon exercise of stock options at a weighted average exercise price of CDN$4.90 per share for gross proceeds of CDN$43,752.

During the three months ended December 31, 2020, we issued 321,535 common shares pursuant to the exercise of 321,535 warrants at a price of $2.6677 per share, for gross proceeds of $857,759.

During the three months ended December 31, 2020, we issued 15,232 common shares pursuant to the exercise of 15,232 warrants at a price of CDN$7.70 per share, for gross proceeds of CDN$117,286.

During the three months ended December 31, 2020, we issued 98,571 common shares pursuant to the exercise of 98,571 warrants at a price of CDN$3.50 per share, for gross proceeds of CDN$344,999.

During the three months ended December 31, 2020, we issued 269,643 common shares pursuant to the conversion of CDN$755,000 convertible debentures (issued on October 12, 2017) which were converted at a price of CDN$2.80 per share.

During the three months ended December 31, 2020, we issued 508,929 common shares pursuant to the conversion of CDN$1,425,000 convertible debentures (issued on September 25, 2017) which were converted at a price of CDN$2.80 per share.

During the three months ended December 31, 2020 we issued 417,582 common shares pursuant to the conversion of CDN$1,900,000 convertible debentures (issued on May 17, 2017) which were converted at a price of CDN$4.55 per share.

During the three months ended December 31, 2020 we issued 10,989 common shares pursuant to the conversion of a CDN$50,000 convertible debenture (issued on May 31, 2017) which was converted at a price of CDN$4.55 per share.

On December 29, 2020 we issued 1,429 common shares upon exercise of stock options at a weighted average exercise price of CDN$2.59 per share for gross proceeds of CDN$3,701.

Material Contracts

With the exception of the contracts listed below and contracts entered into in the ordinary course of business, we have not entered into any material contracts during the last two years:

On September 29, 2023, we entered into an employment agreement with Koko Financial Services Inc. and Fraser Atkinson, which was effective as of April 1, 2023. Under the terms of the employment agreement, Koko Financial Services Inc. accepted the appointment with the designated personnel, Fraser Atkinson, to serve as the Chief Executive Officer of our company for a term of one year from the effective date, which will be automatically extended for one year if not otherwise terminated pursuant to the terms of the employment agreement. Under the terms of the employment agreement, Koko Financial Services Inc. will be paid a base fee of US$450,000 per year, plus applicable taxes, and will be eligible for cash bonuses of up to 125% of the annual base fee. In addition and pursuant to the employment agreement, Fraser Atkinson is eligible for stock option grants and equity incentive grants.

On September 29, 2023, we entered into an employment agreement with Brendan Riley, which was effective as of April 1, 2023. Under the terms of the employment agreement, Brendan Riley agreed to serve as the President of our company for a term of one year from the effective date, which will be automatically extended for one year if not otherwise terminated pursuant to the terms of the employment agreement. Under the terms of the employment agreement Brendan Riley will be paid a base salary of US$350,000 per year, and will be eligible for cash bonuses of up to 100% of his annual base salary. In addition and pursuant to the employment agreement, Brendan Riley is eligible for stock option grants and equity incentive grants.

On September 29, 2023, we entered into an employment agreement with Michael Sieffert, which was effective as of April 1, 2023. Under the terms of the employment agreement, Michael Sieffert agreed to serve as the Chief Financial Officer of our company for a term of one year from the effective date, which will be automatically extended for one year if not otherwise terminated pursuant to the terms of the employment agreement. Under the terms of the employment agreement, Michael Sieffert will be paid a base salary of CDN300,000 per year, and will be eligible for cash bonuses of up to 75% of his annual base salary. In addition and pursuant to the employment agreement, Michael Sieffert is eligible for stock option grants and equity incentive grants.

On September 16, 2022, we entered into a sales agreement with Roth Capital Partners, LLC to establish an at-the-market equity program under which we may sell, at its discretion, up to US$20,000,000 of common shares of our company from treasury by means of ordinary brokers' transactions on the Nasdaq Capital Market.

On February 28, 2022, we entered into a Vehicle Purchase and Supply Agreement with Workhorse Group, Inc. under which we have agreed to sell 1,500 EV Star Cab and Chassis to Workhorse Group, Inc. over a 21-month term. The contract remains in effect to the end of March 31, 2024.

Experts and Counsel

The consolidated financial statements  as of March 31, 2023 and for the year ended March 31, 2023., incorporated by reference into this prospectus and in the registration statement of which this prospectus forms a part have been so incorporated  in reliance on the report of BDO Canada LLP, of 1100 Royal Centre, 1055 West Georgia Street, P.O. Box 11101, Vancouver, British Columbia, V6E 3P3, Canada, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

Our consolidated statements of financial position as of March 31, 2022, the related consolidated statements of operations and comprehensive loss, changes in equity (deficit) and cash flows for the years ended March 31, 2022 and 2021 have been incorporated by reference into this prospectus from our annual report for the year ended March 31, 2023 filed with the Securities and Exchange Commission on July 24, 2023 in reliance on the report of Crowe MacKay LLP, of 1100 - 1177 West Hastings Street, Vancouver British Columbia V6E 4T5, Canada, an independent registered public accounting firm withdrawal pending, which has also been incorporated by reference in this prospectus, given on the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 900 - 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada has provided an opinion on the validity of the securities being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus was employed on a contingent basis, owns an amount of shares in our company or its subsidiaries which is material to that expert or counsel, or has a material, direct or indirect economic interest in our company or that depends on the success of this offering.

Material Changes

There have been no material changes to the affairs of our company since March 31, 2023 which have not previously been described in a report on Form 20-F or Form 6-K filed with the Securities and Exchange Commission and incorporated into this prospectus by reference.

Incorporation of Certain Information by Reference

The following documents filed or furnished by our company with the Securities and Exchange Commission are incorporated into this prospectus by reference:

1. our annual report on Form 20-F for the year ended March 31, 2023, filed on July 24, 2023;

2. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on June 30, 2023 containing our annual information form for the year ended March 31, 2023;

3. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on July 18, 2023 containing our audited consolidated financial statements for the years ended March 31, 2023, 2022 and 2021, together with the auditors' reports thereon and the notes thereto;

4. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on July 18, 2023 containing our management's discussion and analysis for the year ended March 31, 2023;

5. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on November 13, 2023 containing our unaudited consolidated condensed interim financial statements for the three and six months ended September 30, 2023 together with the notes thereto;

6. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on November 13, 2023 containing our management discussion and analysis for the three and six months ended September 30, 2023;

7. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on March 2, 2023 containing our notice of annual general and special meeting of shareholders and information circular dated February 21, 2023;

8. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on August 17, 2023 containing our statement of executive compensation for the year ended March 31, 2023;

9. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on July 19, 2023 containing our material change report dated July 18, 2023; and

10. the description of our common shares contained in our registration statement on Form 8-A filed on August 27, 2020, which refers to the description of our common shares contained in our registration statement on Form F-1 filed on August 19, 2020, as amended, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to the registration statement of which this prospectus forms a part have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. Any documents that we furnish to the Securities and Exchange Commission on Form 6-K will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for documents should be directed to GreenPower Motor Company Inc. Suite 240-209 Carrall Street, Vancouver, British Columbia, V6B 2J2, Canada, Attention: CFO, telephone number (604) 563-4144. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

Where You Can Find More Information

We are subject to informational requirements of the Securities Exchange Act of 1934 as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the Securities and Exchange Commission reports, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we will be exempt from certain rules under the Securities Exchange Act of 1934 that impose disclosure requirements as well as procedural requirements for proxy solicitations under Section 14 of the Securities Exchange Act of 1934. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Securities Exchange Act of 1934. Moreover, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as a company that files as a U.S. domestic issuer whose securities are registered under the Securities Exchange Act of 1934, nor are we generally required to comply with the Securities and Exchange Commission's Regulation FD, which restricts the selective disclosure of material non-public information. For as long as we are a "foreign private issuer" we are required to file annual reports on Form 20-F and we intend to furnish our quarterly updates on Form 6-K to the Securities and Exchange Commission for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Securities Exchange Act of 1934. However, the information we file or furnish is not the same as the information that is required in annual and quarterly reports on Form 10-K or Form 10-Q for U.S. domestic issuers. Accordingly, there may be less information publicly available concerning us than there is for a company that files as a U.S. domestic issuer.

The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov.

Our corporate website address is www.greenpowermotor.com. The information contained on, or that may be accessed through, our corporate website is not part of, and is not incorporated into, this prospectus.

We have filed with the Securities and Exchange Commission a registration statement on Form F-3 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of this prospectus.

    COMMON SHARES

    PRE-FUNDED WARRANTS TO PURCHASE     COMMON SHARES

    COMMON SHARES UNDERLYING SUCH PRE-FUNDED WARRANTS

PROSPECTUS SUPPLEMENT

ThinkEquity

  , 2024